Filed Pursuant to Rule 424(b)(5)
File Number 333-178751

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 13, 2012)

2,082,522 shares

PhotoMedex, Inc.

Common Stock

We are offering 2,082,522 shares of our common stock, $0.01 par value per share.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PHMD.” On April 23, 2012, the last reported sale price of our common stock was $14.44 per share.

Investing in our common stock involves a high degree of risk. Please see the section entitled “Risk Factors” starting on page S-3 of this prospectus supplement to read about risks you should consider carefully before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$13.23	$27,551,766
Underwriting discount	$0.5861	$1,220,566
Proceeds, before expenses to PhotoMedex, Inc.	$12.6439	$26,331,200

The underwriters expect to deliver the shares on or about April 27, 2012.

Sole Book-Running Manager

Canaccord Genuity

Co-Manager

Maxim Group LLC

The date of this prospectus supplement is April 23, 2012

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We and the underwriters have not authorized any other person to provide you with information different from that contained in this prospectus supplement or the accompanying prospectus. This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is correct only as of the date on the front of those documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the shares of common stock. Our business, financial operations and prospects may have changed since those dates.

Information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

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EXPLANATORY NOTE

On December 13, 2011, or the Merger Date, we closed the merger with Radiancy, Inc., a formerly private company. As of December 13, 2011, after giving effect to the reverse acquisition and the issuance of PhotoMedex, Inc. common stock to the shareholders of Radiancy, Inc., we had 18,820,852 shares of common stock issued and outstanding, with the pre-merger PhotoMedex, Inc. shareholders collectively owning approximately 20% and the former Radiancy, Inc. stockholders owning approximately 80%, of the outstanding common stock of the Company. In connection with the merger, Radiancy, Inc. became a majority-owned subsidiary of PhotoMedex. References to “pre-merged PhotoMedex” and “pre-merged Radiancy” mean PhotoMedex, Inc. and Radiancy, Inc., respectively, prior to the Merger Date.

The Merger has been accounted for as a reverse acquisition with Radiancy treated for accounting purposes as the acquirer. As such, the financial statements of pre-merged Radiancy are treated as the historical financial statements of the Company, with the results of pre-merged PhotoMedex, Inc. being included from December 14, 2011 and thereafter.

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering of our common shares in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying prospectus, which provides general information, including information about the shares of our common stock. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the accompanying prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Please read “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Information by Reference” in this prospectus supplement and the accompanying prospectus.

Unless stated or the context otherwise requires, references in this prospectus to “PhotoMedex,” “the Company,” “the Registrant,” “we,” “us” and “our” refer to PhotoMedex, Inc. and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement and the accompanying prospectus carefully, especially the matters discussed under “Risk Factors” beginning on page S-3, and the documents incorporated by reference herein, including the financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2011, as amended. See “Incorporation of Information by Reference” below. Unless stated or the context otherwise requires, references in this prospectus to “PhotoMedex,” “the Company,” “the Registrant,” “we,” “us” and “our” refer to PhotoMedex, Inc. and its subsidiaries.

Business Overview

PhotoMedex, Inc., a Nevada corporation incorporated in 2010, is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. We provide proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Our experience in the physician market provides the platform to expand our skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. As a result of its December 2011 merger with Radiancy, Inc., PhotoMedex has added a range of home-use devices under the no!no!® brand, for various indications including hair removal, acne treatment and skin rejuvenation. We also offer a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

For a complete description of our strategies, products, competition, manufacturing, outsourcing and fulfillment, research and development, patents and proprietary technologies, and employees, please see our Annual Report on Form 10-K for the year ended December 31, 2011, incorporated by reference herein.

For additional information concerning our business, please refer to the documents incorporated by reference that are listed under the caption “Incorporation of Information by Reference.”

Risk Factors

Our business is subject to substantial risk. Please carefully consider the “Risk Factors” on page S-3 and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus including, but not limited to, the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of the factors you should consider carefully before deciding to purchase these securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Our Corporate Information

Our principal executive offices are located at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, our telephone number is (215) 619-3600 and our Internet address is www.photomedex.com. The information on our Internet website is not incorporated by reference in this prospectus supplement or the accompanying prospectus. We have included our Internet website address as an inactive textual reference only.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	2,082,522 shares

Common stock to be outstanding after this offering	21,845,160 shares (including shares sold in a concurrent offering to certain investors)

Offering price	$13.23 per share

Use of proceeds	We intend to use the net proceeds of the offering for general corporate purposes, including capital expenditures, continued product development, sales and marketing initiatives and working capital. See “Use of Proceeds” for more information.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

NASDAQ Global Select Market Symbol	“PHMD”

The number of shares to be outstanding after this offering is based on 18,821,728 shares outstanding as of December 31, 2011, and does not include, as of December 31, 2011:

•	180,718 shares of common stock issuable upon the exercise of stock options with a weighted average exercise price of $19.54 per share;

•	1,067,241 shares reserved for issuance upon exercise of outstanding warrants; and

•	2,181,695 shares that are reserved for issuance pursuant to our equity incentive plan.

RISK FACTORS

In addition to other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (“Exchange Act”) that are incorporated by reference herein in evaluating our company, our properties and our business before making a decision to invest in the common stock. These risks are not the only ones faced by us. Additional risks not presently known to us or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of our common stock could decline due to any of these risks and you may lose all or part of your investment. This prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference, also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference. Please refer to the section entitled “Forward-Looking Statements” in this prospectus supplement.

Risks Related to This Offering

Future sales of our common stock may depress our share price.

The 2,082,522 shares sold in this offering will be freely tradable without restriction or further registration under federal securities laws unless purchased by our affiliates. When shares of our common stock are registered, it significantly facilitates the ability of the holders to sell the shares in the market. Sales of our common stock may decrease the trading price of our common stock and make it more difficult or impossible for our other stockholders to sell their shares at favorable prices.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of 2,082,522 shares of common stock in this offering at the offering price of $13.23 per share, you will experience immediate dilution of $9.83 per share, representing the difference between our consolidated net tangible book value per share of $1.82 per share as of December 31, 2011 and the offering price. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this prospectus supplement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of our management and other statements contained in this prospectus that are not historical facts. Forward-looking statements in this prospectus or hereafter included in other publicly available documents filed with the Commission, reports to our stockholders and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. When used in this prospectus, the words “expect,” “anticipate,” “assume,” “intend,” “may,” “plan,” “predict,” “project,” “believe,” “seek,” “estimate” and similar expressions are generally intended to identify forward-looking statements, because these forward-looking statements involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements about:

•	forecasts of future business performance, consumer trends and macro-economic conditions;

•	descriptions of market and/or competitive conditions;

•	descriptions of plans or objectives of management for future operations, products or services;

•	our estimates regarding the sufficiency of our cash resources, expenses, capital requirements and needs for additional financing, and our ability to obtain additional financing;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our ability to obtain and maintain regulatory approvals of our products;

•	anticipated results of existing or future litigation; and

•	descriptions or assumptions underlying or related to any of the above items.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference into this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We estimate that net proceeds to us from the assumed sale of 2,082,522 shares of our common stock in this offering will be approximately $26,056,200, after deducting underwriting discounts and commissions and estimated offering costs payable by us.

We intend to use the proceeds for general corporate purposes, including capital expenditures, continued product development, sales and marketing initiatives and working capital; however, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. See “Risk Factors—Risks Related to this Offering—Management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.” Pending the application of the net proceeds as described above, the net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purposes.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 reflects the reverse acquisition of Radiancy as if the event had occurred as of January 1, 2011. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the historical consolidated financial statements of PhotoMedex, which are included in the Annual Report on Form 10-K of PhotoMedex for the year ended December 31, 2011.

The unaudited pro forma condensed consolidated statement of operations is presented for informational purposes only and is not necessarily indicative of the results of operations that would have resulted had the acquisition described above been consummated on January 1, 2011, nor is it necessarily indicative of the results of operations which may be realized in the future. The consideration transferred was $83,915,000 including $1,842,000 of assumed debt, for the pre-merged PhotoMedex assets. It was determined based on the amount of equity interest (shares and warrants) that Radiancy would have had to issue to PhotoMedex shareholders in order to provide a 75%/25% ownership ratio (on a fully converted basis, which treats all warrants and options as equivalent, share for share, with outstanding common stock). The fair value of the consideration effectively transferred by Radiancy was based on the market price of pre-merger PhotoMedex shares, which was $15.60 per-share (closing price) on December 13, 2011, the day which the reverse acquisition became effective. This consideration transferred also included $20 million in cash, which pre-merged PhotoMedex used to liquidate its convertible debt prior to the acquisition. The fair value of the assets acquired and liabilities assumed were based on management estimates and values derived from an outside independent appraisal. We expect that the allocation will be finalized within twelve months after the merger. Furthermore, the parties expect to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of combining the companies. The pro forma financial data does not reflect these potential expenses and efficiencies. Furthermore, the pro forma condensed statement of operations does not include a material nonrecurring charge and the related tax effects which result directly from the transaction and which will be included in the income of the Company within the 12 months succeeding the transaction. The nonrecurring charge is for the restricted stock compensation expense related to the issuance of restricted stock in connection with the merger, which is estimated to be approximately $5 million, as well as the acceleration of the vesting period of restricted stock previously issued.

In the tables below, we present adjusted income, a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or GAAP. Adjusted income represents net income (loss) plus interest expense, provision for (benefit from) income taxes and depreciation and amortization, stock based compensation expense, changes in the fair value of warrant liability, major litigation expenses, and merger related expenses. We have included within the tables below a reconciliation of adjusted income to net income (loss), the most directly comparable GAAP financial measure. Our management uses adjusted income to analyze our business because it adjusts income for items we believe do not have an accurate reflection of the nature of our business going forward. Additionally, we believe adjusted income is useful to investors to assist them in getting a more accurate picture of our results from operations. Such items may vary for different companies for reasons unrelated to overall operating performance. Adjusted income should not be considered in isolation or as an alternative to net income (loss), income from operations or any other measure of financial performance calculated and presented in accordance with GAAP.

	For the Year Ended December 31, 2011
	(in thousands, except share and per share information)
	PhotoMedex Historical	Radiancy Historical	Pro Forma Adjustments		Pro Forma
Statement of Operations Data
Total revenues	$31,761	$130,580	$—		$162,341
Cost of revenues	17,595	25,264	(988	)(1)	43,847

Gross Profit	14,166	105,316	(988)		118,847

Operating expenses:
Selling, general and administrative	25,366	106,603	873	(1)	132,842
Engineering and product development	1,721	998	(5	)(1)	2,714

	27,087	107,601	868		135,556
Income (loss) from operations	(12,921)	(2,285)	(1,856)		(17,062)

Other income (loss):
Interest expense, net	(3,474)	—	2,600	(1)	(874)
Financing income (expense), net	—	(44)	—		(44)
Change in fair value of warrants	(449)	—	449	(1)	—

Income (loss) before income taxes	(16,844)	(2,329)	1,193		(17,980)
Income taxes	—	(2,022)	(2,881	)(1)	(4,903)

Net income (loss)	$(16,844)	$(307)	$4,074		$(13,077)

Net income (loss) per common share:
Basic	$(5.61)	$(0.03)			$(0.91)
Diluted	$(5.61)	$(0.03)			$(0.91)

Shares used in computing net income (loss) per common share:
Basic	3,001,170	11,444,014			14,445,184
Diluted	3,001,170	11,444,014			14,445,184

Other Financial Data
Adjusted Income(2)	$(1,786)	$36,939	$—		$35,153

(1)	Pro forma statement of operations of PhotoMedex has been prepared as if the acquisition had occurred as of January 1, 2011 and consists of the following adjustments (in thousands) (unaudited):

Year ended December 31, 2011
Increase intangible amortization expense in cost of revenues	$988
Increase intangible amortization expense in selling, general and administrative	873
Decrease intangible amortization expense in engineering and product development	(5)
Eliminate interest expense on convertible notes	(2,600)
Eliminate income (expense) for the change in warrant liability related to convertible notes	(449)
Adjustments to income tax expense	(2,881)

$(4,074)

(2)	The following table sets forth a reconciliation of net income (loss) as determined in accordance with GAAP to adjusted income (loss) for the periods indicated.

	For the Year Ended December 31, 2011
	(in thousands)
	PhotoMedex	Radiancy	Adjustments	Combined
Net income (loss)	$(16,844)	$(307)	$4,074	$(13,077)
Depreciation and amortization	3,709	356	1,856	5,921
Stock-based compensation	2,467	33,902	—	36,369
Merger-related expenses*	3,479	2,010	—	5,489
Inventory valuation and other purchase accounting adjustments	1,480	—	—	1,480
Major litigation expenses	—	3,000	—	3,000
Change in fair value of warrants	449	—	(449)	—
Interest expense (loss)	3,474	—	(2,600)	874
Income taxes	—	(2,022)	(2,881)	(4,903)

Adjusted income (loss)	$(1,786)	$36,939	$—	$35,153

*	Includes legal, accounting and investment advisory fees, which were incurred due to the acquisition.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing the net tangible book value, tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our consolidated net tangible book value as of December 31, 2011, was approximately $34,239,000 or $1.82 per share, based on 18,821,728 shares of our common stock outstanding. After giving effect to the sale of 2,082,522 shares of common stock by us at a public offering price of $13.23 per share, less the underwriters’ fees and our estimated offering expenses, and the concurrent sale by us of 940,910 shares of common stock to certain investors at a price of $13.23 per share, less our estimated offering expenses, our consolidated net tangible book value at December 31, 2011, would have been approximately $74,239,000, or $3.40 per share. This represents an immediate increase in the consolidated net tangible book value of $1.58 per share to existing stockholders and an immediate dilution of $9.83 per share to investors in this offering. The following table illustrates this per share dilution:

Offering price per share		$13.23
Consolidated net tangible book value per share as of December 31, 2011	$1.82
Increase in consolidated net tangible book value per share attributable to the offerings	$1.58

As-adjusted consolidated net tangible book value per share after giving effect to the offerings	$3.40
Dilution in consolidated net tangible book value per share to new investors		$9.83

The above discussion and table are based on 18,821,728 shares of our common stock outstanding as of December 31, 2011 and excludes: (i) 180,718 shares underlying options to purchase shares of common stock of the Company exercisable at a weighted average exercise price of $19.54; (ii) 1,067,241 shares reserved for issuance upon exercise of outstanding warrants; and (iii) 2,181,695 shares that are reserved for issuance pursuant to our equity incentive plan.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. Subject to the terms and conditions of an underwriting agreement between us and Canaccord Genuity Inc., as representative of the underwriters, which we refer to as the representative, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price of $13.23 per share less the underwriting discounts of $0.5861 per share, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
Canaccord Genuity Inc.	1,770,144
Maxim Group LLC	312,378

Total	2,082,522

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters have advised us that they propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and to dealers at the public offering price less a selling concession not in excess of $0.3517 per share. The underwriters also may allow, and dealers may reallow, a concession not in excess of $0.00 per share to brokers and dealers. After the public offering of the shares, the underwriters may change the offering price and other selling terms.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $0.5861 per share. The following table shows the per share and total underwriting discounts to be paid to the underwriters.

	Per Share	Total
Public offering price	$13.23	$27,551,766
Underwriting discount paid by us	$0.5861	$1,220,566

Proceeds to PhotoMedex (before expenses)	$12.6439	$26,331,200

The expenses of the offering are estimated to be approximately $275,000, exclusive of underwriting commissions. We are responsible for all of our expenses related to the offering, whether or not it is completed.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make for certain liabilities.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell the common stock in the open market. These transactions may include over-allotment and stabilizing transactions, passive market making and purchases to cover syndicate short positions created in connection with the offering. Until distribution of the shares of our common stock is completed, SEC rules may limit the underwriters from bidding for and purchasing shares of our common stock. However, the underwriters may engage in transactions that stabilize the price of the shares of our common stock, such as bids or purchases to peg, fix or maintain that price. A “stabilizing transaction” is a bid for or the purchase of common stock on behalf of an underwriter in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of common stock. Stabilizing transactions may cause the price of shares of our common stock to be higher than the price that might otherwise prevail in the open market.

If an underwriter creates a short position in our common stock in connection with this offering (i.e., if it sells more shares of our common stock than are listed on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing shares of our common stock in the open market. A “covering transaction” is the bid for or purchase of common stock on behalf of an underwriter to reduce a short position incurred by the underwriter in connection with the offering. A short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. Similar to other purchase transactions, an underwriter’s purchases to cover the short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise prevail in the open market.

An underwriter also may impose a penalty bid, whereby the underwriter may reclaim selling concessions allowed to syndicate members or other broker-dealers in respect of the common stock sold in the offering for their account if the underwriter repurchases the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the shares of our common stock in that it discourages resales of those shares of our common stock.

In connection with this offering, the underwriters may also engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

The underwriters have advised us that these transactions may be effected on the NASDAQ Global Market or otherwise. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters of the offering, or by their affiliates. Other than this prospectus supplement and the accompany prospectus in electronic format, the information on such websites and any information contained in any other website maintained by the underwriters or any of their affiliates is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriters in their capacities as underwriters and should not be relied upon by investors.

Relationship with PhotoMedex

In the ordinary course of business, the underwriters and their affiliates may, in the future, provide various investment banking, financial advisory and other services to us for which they may receive customary compensation. In the course of their business, the underwriters and their affiliates may actively trade our securities for their own account or for the accounts of customers, and, accordingly the underwriters and their affiliates may at any time hold long or short positions in such securities.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Woodburn and Wedge, Reno, Nevada, and certain other legal matters will be passed upon for us by Proskauer Rose LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Choate, Hall & Stewart LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of PhotoMedex as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 included in PhotoMedex’s Annual Report on Form 10-K filed for the year ended December 31, 2011, incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The consolidated financial statements of pre-merged PhotoMedex as of December 31, 2010 and for the year ended December 31, 2010 included in PhotoMedex’s Annual Report on Form 10-K filed for the year ended December 31, 2010, which are incorporated by reference into this prospectus supplement have been audited by EisnerAmper LLP, independent registered public accounting firm, as set forth in their report thereon, including therein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

On August 16, 2010, pre-merged PhotoMedex was notified that Amper, Politziner & Mattia, LLP had combined its practice with that of Eisner LLP and the name of the combined practice operates under the name EisnerAmper LLP.

The consolidated financial statements of pre-merged PhotoMedex as of December 31, 2009 and for each of the two years in the period ended December 31, 2009 included in PhotoMedex’s Annual Report on Form 10-K for the year ended December 31, 2010, which are incorporated by reference into this prospectus supplement have been audited by Amper, Politziner & Mattia, LLP, independent registered public accounting firm, as set forth in their report herein, including therein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the Commission. You should read the information incorporated by reference because it is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus supplement, while information that we file later with the Commission will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement the information or documents listed below that we have filed with the Commission (Commission File No. 000-11635):

•	Our Annual Report on Form 10-K for the year ended December 31, 2011;

•	Our Amendment No. 1 to our Annual Report on Form 10-K/A filed on April 2, 2012;

•	Item 8 “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Our Current Reports on Form 8-K filed with the Commission on January 30, 2012 and April 24, 2012; and

•

The description of our common stock contained in our registration statements filed on Form 8-A under the Securities Exchange Act of 1934 including any amendments or reports filed for the purpose of updating that description.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the initial filing of the registration statement related to this prospectus supplement and prior to the termination of the offering of our common stock described in this prospectus supplement, shall be deemed to be incorporated by reference herein and to be part of this prospectus supplement from the respective dates of filing of such documents. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in a subsequently filed document which is incorporated or deemed to be incorporated herein modifies or supersedes such statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should address written requests for documents to PhotoMedex, Inc., Attention: Dennis M. McGrath, President, Chief Financial Officer and Treasurer, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, (215) 369-3600. These documents are also available from our website at www.photomedex.com under Investor Relations, then SEC Filings. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

PROSPECTUS

$75,000,000

PHOTOMEDEX, INC.

COMMON STOCK

WARRANTS

UNITS

From time to time, we may offer up to $75,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest.

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 13 of this prospectus, in any prospectus supplement relating to an offering of those securities, and in the documents we file with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Shares of our common stock are quoted on the Nasdaq Global Select Market under the symbol “PHMD.” On January 11, 2012, the last reported sale price of our common stock was $14.13 per share. You are urged to obtain current market quotations for shares of our common stock. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Global Select Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

The date of this prospectus is January 13, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”). Under the shelf registration process, we may offer from time to time, in one or more offerings, shares of our common stock and warrants to purchase common stock, either individually or in units having an aggregate initial offering price of up to $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to the offering. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the Commission’s website or at its offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We have not authorized anyone else, including any underwriter or agent, to provide you with information different from or additional to that contained or incorporated by reference in this prospectus. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. We are only offering these securities in states where the offer is permitted. This prospectus is not an offer to sell, nor is it seeking an offer to buy, securities stock in any jurisdiction in which the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any securities.

Unless stated or the context otherwise requires, references in this prospectus to “PhotoMedex,” “the Company,” “the Registrant,” “we,” “us,” and “our” refer to PhotoMedex, Inc. and its subsidiaries prior to the merger described below and also include Radiancy, Inc. and its subsidiaries, following the merger described below. Unless stated or the context otherwise requires, references in this prospectus to “Radiancy” refer to Radiancy, Inc. and its subsidiaries.

References to “the merger” refer to the transaction consummated on December 13, 2011, by which Radiancy merged with a wholly-owned subsidiary of PhotoMedex and became a majority-owned subsidiary of PhotoMedex. Information about the merger is included in our Current Report on Form 8-K filed with the Commission on December 16, 2011 and incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

The prospectus may contain references to third-party service marks, trademark and trade names. These service marks, trademarks and trade names are used herein for identification purposes only and may be the property of their respective owners.

THE COMPANY

PhotoMedex, Inc., a leader in the development of proprietary excimer laser, LED light systems and skin care products for dermatological applications, and Radiancy, Inc., a leading developer and manufacturer of home-use and professional aesthetic and dermatological devices, announced on December 13, 2011, that the two companies had completed a merger. Following the merger, Radiancy became a majority-owned subsidiary of PhotoMedex.

About Photomedex

PhotoMedex is a Global Skin Health Solutions™ company that provides integrated disease management and aesthetic solutions through complementary laser and light-based devices, and skincare products. PhotoMedex is involved in the development, manufacturing and global marketing of dermatology products and techniques focused on advancing cost-effective technologies that provide patients with better outcomes and a higher quality of life. The diseases and conditions PhotoMedex addresses include psoriasis, vitiligo and acne. Medical devices include the XTRAC® Excimer Laser for the treatment of psoriasis and vitiligo, and the Omnilux™ non-laser Light Emitting Diodes (LED) for the treatment of clinical and aesthetic dermatological conditions, including acne and periorbital wrinkles. PhotoMedex also develops and markets products based on its proprietary, Neova™ Copper Peptide technology for skin health and hair care.

About Radiancy

Radiancy, Inc., which is Photmedex’s majority-owned subsidiary following its merger with us on December 13, 2011, is a developer and manufacturer of home-use and professional aesthetic and dermatological devices. Radiancy sells a range of home use-devices under its proprietary brand, no!no! ®, for various indications including hair removal, acne treatment, skin rejuvenation and facial muscle toning. Radiancy also offers a professional product line which addresses acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas. Radiancy’s products are based on its proprietary light and heat energy (LHE® Brand technology) and Thermicon® Brand devices. Its products are designed to be used in a variety of non-invasive aesthetic procedures, including hair removal, acne treatment, rejuvenation of the skin’s appearance through the treatment of superficial benign vascular and pigmented lesions, facial muscle toning and psoriasis care. Most of Radiancy’s products contain consumable components, which allow Radiancy to generate recurring revenues from the sales of such consumables to existing customers. Radiancy launched its no!no!® hair removal device in South-America in 2004 and in the U.S. home use market in 2007. Radiancy has used its no!no!® brand name for its new product lines targeting acne removal (no!no! Skin™) and facial muscle toning (no!no! Face Trainer™) as well as after-treatment topicals (no!no! Smooth™ skincare line). no!no!® products have been featured in television talk shows, magazines, newspapers and other periodicals, as well as online.

For additional information concerning our business, please refer to the documents incorporated by reference that are listed under the caption “Incorporation of Information by Reference.”

Our principal executive offices are located at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, our telephone number is (215) 619-3600 and our Internet address is www.photomedex.com. The information on our Internet website is not incorporated by reference in this prospectus. We have included our Internet website address as an inactive textual reference only.

PhotoMedex’s Products

PhotoMedex’s products have applications in two general areas: management of skin diseases and conditions, and skincare. Some of PhotoMedex’s products, which are described in more detail below, address both the management of skin diseases and conditions and skincare areas.

PhotoMedex’s Ability to Treat Skin Diseases and Conditions

PhotoMedex’s XTRAC System

In January 2000, PhotoMedex obtained FDA 510(k) clearance to market its XTRAC excimer laser system for the treatment of psoriasis, a chronic, autoimmune disease that appears on the skin. Indications for the XTRAC were later expanded to include the treatment of vitiligo, a medical condition that causes the skin to lose color; atopic dermatitis (eczema), an inflammation of the skin; and leukoderma, an acquired condition with localized loss of pigmentation of the skin that may occur after any number of inflammatory skin conditions, including burns and scars.

According to the National Psoriasis Foundation (“NPF”), psoriasis afflicts as many as 7.5 million Americans and 125 million people worldwide. While the exact cause of psoriasis is unknown, the immune system and genetics play major roles in the development of this disease. Most researchers agree that the immune system is mistakenly triggered, which causes the acceleration of skin cell growth. Normal skin cells mature and fall off the body in 28 to 30 days. In a patient with psoriasis, skin cells take only three to four days to mature and instead of falling off, build up on the surface of the skin, forming psoriatic lesions.

PhotoMedex’s XTRAC system applies a concentrated dose of UVB radiation directly to the diseased skin at a high intensity, which temporarily stops this excess cell buildup and allows the diseased skin to return to a more normal state during a term of remission. Remission length varies from several months to in excess of one year. PhotoMedex’s XTRAC system utilizes a 308-nm light wavelength, which studies have shown to be an optimal wavelength to treat psoriasis effectively.

According to NPF, more than one-quarter of people with psoriasis have cases that are considered moderate to severe. PhotoMedex offers two versions of its XTRAC system: the XTRAC Ultra, which has been established as one of the most clinically effective therapies for treating patients with mild to moderate psoriasis, (according to “Efficacy of the 308-nm excimer laser for treatment of psoriasis: Results of a multicenter study,” Volume 46, Number 6 of the Journal of the American Academy of Dermatology (June 2002, pp 900-6)), and the XTRAC Velocity, launched in June 2009, which is three times faster than the XTRAC Ultra and enables physicians to safely treat severe psoriasis patients conveniently and effectively without the significant side effects of other more expensive modalities. The FDA requires data from valid well-controlled scientific studies to support a claim comparing competing products. The FDA may view PhotoMedex’s comparative claims as false and/or misleading if they determine that it is not supported by such data.

The FDA limits claimed indications for use to those identified in the “Identifications for Use Statement” in the device’s 510(k) clearance letter. The FDA may view certain of PhotoMedex’s claims of treatment as outside the scope of the device’s cleared indications for use. Additionally, the FDA requires data from valid well-controlled scientific studies to support a claim comparing competing products. The FDA may view PhotoMedex’s comparative claims as false and/or misleading if they determine that it is not supported by such data.

According to the Vitiligo Foundation Inc., vitiligo, which affects up to 2% of the world population, develops when cells called melanocytes die or are destroyed by the body’s immune system. As the cells die, an area of skin or hair turns white because the cells no longer make pigment. The XTRAC treatment of vitiligo, delivered in much the same way as when treating psoriasis but requiring more treatments, re-ignites the melanocytes causing pigment to return to the skin. PhotoMedex does not yet know how long the positive effects of its treatment for vitiligo will last on an individual, but based on anecdotal data PhotoMedex believes the re-pigmentation may last for several years. Vitiligo is genetically inherited and is thought to be triggered by certain unknown environmental factors. There is presently no known cure for vitiligo.

PhotoMedex’s VTRAC System

PhotoMedex’sVTRAC system is a lamp-based product line that is sold principally outside of the U.S. and is used to treat the same diseases and conditions as the XTRAC laser. This product offering provides an effective, non-laser option to compete against lower-priced UVB lamp-based international competitors.

PhotoMedex’s Omnilux Products

PhotoMedex markets a family of products under the brand name Omnilux that produce certain therapeutic wavelengths of light through LEDs. PhotoMedex’s Omnilux technology is based on narrowband LEDs and the range of products include the Omnilux Blue (blue light), Omnilux Revive (red light), Omnilux Plus (infrared light) and Omnilux PDT (red light-marketed only outside the U.S.). The professional products consist of a base unit upon which an interchangeable LED head is attached. Each detachable treatment head delivers pure, optimized, narrowband light via a matrix of LEDs carefully positioned to deliver a measured dosage of light to the treatment area. In addition, PhotoMedex has developed two hand-held home-use devices, the Omnilux New-U for the treatment of peri-orbital wrinkles (skin rejuvenation) and the Omnilux Clear-U for the treatment of acne.

PhotoMedex’s Omnilux products provide treatments for acne and actinic keratosis and also offer skin health solutions addressing skin rejuvenation, anti-aging, post-procedure care and wound healing. The Omnilux therapy stimulates the body’s own cellular mechanisms through a process known as photobiomodulation. The therapy produces nearly no heat, is non-invasive and non-ablative and causes no damage to sub-dermal tissue. PhotoMedex may promote the Omnilux for treatment of acne in markets outside the U.S. The FDA limits claimed indications for use to those identified in the “Indications for Use” Statement in the device’s 510(k) clearance letter. The FDA may view PhotoMedex’s claims as outside the scope of the device’s cleared indications for use.

According to the American Academy of Dermatology, acne is the most common skin disorder in the U.S., affecting as many as 50 million Americans. The bacteria within acne produce chemicals, that when stimulated by the blue light of the Omnilux blue, neutralize the bacteria. With the bacteria eliminated, the inflammation of acne subsides. Red light is also used in the treatment of acne due to its anti-inflammatory properties. The handheld Omnilux Clear-U device allows the user to switch between red light and blue light in the same device.

Actinic keratosis is considered the earliest stage in the development of certain skin cancers. According to an article entitled “Actinic Keratosis, Basal Cell Carcinoma, and Squamous Cell Carcinoma” published in the second edition of Dermatology, (2008, pp. 1645-6), the treatment for actinic keratosis lesions ranks as one of the most frequent reasons that people consult a dermatologist. Owing to more stringent regulatory requirements in the U.S., the Omnilux is used more prevalently abroad for the treatment of actinic keratosis. The FDA may view PhotoMedex’s claims as outside the scope of the device’s cleared indications for use.

PhotoMedex’s Skin Health Solutions—Neova Therapy and Omnilux Products

Skin Rejuvenation and Anti-Aging

The highly competitive clinical skincare market has been dominated by anti-aging products. According to Global Industry Analyst, Inc., a research company, anti-aging products continue to lead the skincare market with over $30 billion in estimated global sales. PhotoMedex believes that the skincare market, over the last seven years, witnessed an increasing convergence of the personal care and pharmaceutical industries, which has led to the emergence of new hybrid markets where actives and ingredients have been leveraged from pharmaceuticals into science-based aesthetic products. PhotoMedex’s Neova Therapy product line consists of anti-aging and skin rejuvenation products that PhotoMedex specifically developed in response to the demand from physician customers for a comprehensive approach to medically directed skincare. The Neova Therapy line of copper peptide complex products includes moisturizers and serums that are complemented by cleansers, toners and masks for an integrated approach to skincare. PhotoMedex also markets a line of facial peel products. PhotoMedex has added products containing DNA repair enzymes to its line of Neova products. DNA repair enzymes are designed to help cellular components of skin recover from past damage. They may also help restore thymine dimers, which are pieces of DNA that have been broken by UV exposure. PhotoMedex has recently added products which combine the strengths of DNA repair enzymes with copper peptides. The FDA determinates whether a product is a cosmetic or a drug to a large extent based upon the claims. Because there is a degree of subjectivity in determining whether marketing materials or statements constitute product claims and whether they involve improper drug claims, our claims and our interpretation of applicable regulations may be challenged, which could harm our business. PhotoMedex’s Omnilux Revive and Omnilux Plus products deliver wavelengths of light in the red and infrared spectrums which have been proven to stimulate cellular mechanisms responsible for tissue repair and regeneration. The Omnilux products are used both as stand-alone treatment as well as in conjunction with PhotoMedex’s Neova line of products. The FDA may view PhotoMedex’s claims as outside the scope of the device’s cleared indications for use.

Post-Procedure Care and Wound Healing

According to BCC Research, a market forecast company, the global market size for advanced/active wound care products is estimated to be $4.9 billion and growing at a 10% annual rate. Within PhotoMedex’s Neova line, its Complex Cu3 topical products provide a comprehensive approach to post-procedure care and allow PhotoMedex to differentiate its line of skincare products on the basis of its proprietary copper and manganese peptide technologies. According to an article entitled “Molecular mechanisms of enhanced wound healing by copper oxide-impregnated dressings” published in Volume 18, Issue 2 of the Wound Repair and Regeneration The International Journal of Tissue Repair and Regeneration (March/April 2010, pp. 259-69), studies have indicated that the skin heals more rapidly with the use of copper peptide compounds than with a placebo treatment. PhotoMedex’s Complex Cu3 Post Laser Lotion, Intensive Repair Crème, Cleanser and Hydrating Gel products containing copper peptide compounds are used to treat patients following chemical peels, microdermabrasion and laser treatments. The FDA determinates whether a product is a cosmetic or a drug to a large extent based upon the claims. Because there is a degree of subjectivity in determining whether marketing materials or statements constitute product claims and whether they involve improper drug claims, our claims and our interpretation of applicable regulations may be challenged, which could harm our business. PhotoMedex’s Omnilux professional and handheld units also provide wound healing results. According to an article entitled “A study to determine the efficacy of a novel handheld light-emitting diode device in the treatment of photoaged skin” published in Volume 7, Issue 4 of the Journel of Cosmetic Dermatolgy (December 2008, pp. 263-267), trials have clearly displayed that 633 nm light not only enhances DNA synthesis, but also augments cellular tissue regeneration pathways, including collagen deposition. Light at 830nm is known to stimulate tissue, remodel cell lines and influence remodeling and restructuring of collagen. According to an article entitled “Hydrolysis of arbutin to hydroquinone by human skin bacteria and its effect on antioxidant activity” published in Volume 7, Issue 3 of the Journel of Cosmetic Dermatolgy on November 6, 2008 (September 2008, pp. 189-194) study groups have shown that near-infrared light (830nm, Omnilux plus) combined with red light (633nm, Omnilux revive) accelerates the wound healing response and therefore offers an effective treatment for the healing of compromised tissue. The FDA limits claimed indications for use to those identified in the “Indications for Use” Statement in the device’s 510(k) clearance letter. The FDA may view PhotoMedex’s claims as outside the scope of the device’s cleared indications for use. The Omnilux handheld New-U combines both wavelengths in a single device.

Sun Protection

Ti-Silc and Z-Silc are PhotoMedex’s line of advanced sun protection products, which are recommended by dermatologists and plastic surgeons to assist in the prevention of sun exposure that can lead to a number of problems including age spots, hyperpigmentation, premature aging and melanoma.

PhotoMedex’s Surgical Products

PhotoMedex engages in the development, manufacture and sale of surgical products, including proprietary free-beam and Contact Laser™ Systems for surgery. PhotoMedex introduced Contact Laser surgery by combining proprietary Contact Laser Delivery Systems with an Nd:YAG laser unit to create a multi-specialty surgical instrument that can cut, coagulate or vaporize tissue. PhotoMedex’s Contact Laser Delivery Systems can be used effectively with any wavelength of laser between 532nm and 1064nm, including the KTP laser (532nm), diode laser (various wavelengths) and Nd:YAG laser (1064nm). PhotoMedex is currently marketing such products under the trade name PhotoMedex Surgical Products.

PhotoMedex’s proprietary Contact Laser probe and scalpel surface treatments provide the ability to alter selectively the temperature profile of tissue, replicating the clinical effect of many different types of lasers. Through PhotoMedex’s Contact Laser Delivery Systems, PhotoMedex is able to produce a wide range of temperature gradients, which address a broad range of surgical procedures within multiple specialties. PhotoMedex’s multiple-specialty capability reduces a hospital’s need to purchase several lasers to meet its specialists’ varied requirements.

PhotoMedex’s LaserPro® Diode laser system has replaced the Nd:YAG laser as the preferred host laser for PhotoMedex’s Contact Laser Delivery Systems. PhotoMedex’s Contact Laser Delivery Systems consist of proprietary fiberoptic delivery systems which deliver the laser beam from PhotoMedex’s Diode (or Nd:YAG) laser unit via an optical fiber to the tissue, either directly or through a proprietary Laser Probe or Laser Scalpel. These delivery systems can also be used with the laser systems of certain other manufacturers.

Radiancy’s Products

Products for the Consumer Products Segment

Radiancy currently sells six consumer products and a skincare line and has further consumer products under development. All of its current and anticipated consumer products are based on either the Thermicon® Brand or LHE® Brand technologies. The Thermicon® Brand devices consist of handheld units and a consumable head. Each LHE® Brand device system consists of a handheld unit.

no!no! Hair Removal Classic™ Brand device. Launched in 2004, no!no! Hair Removal Classic™ employs the Thermicon® Brand technology which uses the principle of heat transference, conducting a pulse of heat to the hair shaft, separating the shaft and removing the hair so the signal continues down into the follicle to disrupt hair growth. Revenues from the sales of the no!no! Hair Removal Classic™ is responsible for 23%, 52% and 70% of Radiancy’s total revenues for the years ended December 31, 2010, 2009 and 2008, respectively.

no!no! Hair Removal 8800™ Brand device. Launched in 2009, no!no! Hair Removal 8800™ is the latest version of Radiancy’s hair removal products. The 8800 is designed to remove hair, slow down hair regrowth and reduce density. The product allows the user to select from three treatment levels, and compared to the Classic, is a rechargeable portable product. The 8800 includes a narrow tip for face and bikini area and is rechargeable. Radiancy also introduced no!no! Hair™ for men, a hair removal product with adjusted functionality for grooming requirements of men based on the 8800 model. Revenues from the sales of the no!no! Hair Removal 8800™ is responsible for 59% and 12% of Radiancy’s total revenues for the years ended December 31, 2010 and 2009, respectively.

no!no! Plus™ Brand device. Launched in 2011, the no!no! Plus™ Brand device utilizes the three treatment levels of the no!no! Hair Removal 8800™ at a price lower than that of the 8800, and Randiancy believes, it provides an improved user interface as compared to the no!no! Hair Removal Classic™.

no!no! Skin™ Brand device. Launched in 2008, the no!no! Skin™ Brand device employs LHE® Brand technology and has received FDA clearance to treat individual acne pimples in persons with mild to moderate inflammatory acne. The device emits a gentle pulse of light and heat directly to the pimple to heat it and reduce inflammation. The no!no! Skin™ Brand device has received FDA 510(k) clearance for prescription use and is CE 0344 certified. In 2010, the no!no! Skin™ Brand device received additional FDA 510(k) clearance for over-the-counter use “for dermatological purposes for the treatment of individual acne pimples in persons with mild to moderate inflammatory acne.”

no!no! Smooth™ Skincare line. Launched in 2008, the no!no! Smooth™ Skincare line is a line of topical creams, comprised of a cleanser, a moisturizer, and a serum and body-cream that are designed to help slow and reduce hair regrowth. No!no! Smooth™ creams are enriched with Capislow®, an active ingredient which has been shown in studies to reduce hair re-growth and hair density and enhance the Thermicon® Brand devices’ effect.

no!no! Face Trainer™ Brand device. Launched in 2009, the no!no! Face Trainer™ is designed to work all 44 bilaterally symmetrical face and neck muscles, which improves muscle tone, smoothes away wrinkles and gives a lift to sagging skin. This product is listed with the FDA as a class I medical device which is exempt from premarket notification and certain QSR requirements.

Products for the Professional Products Segment

Radiancy sells a range of professional systems, all based on the proprietary LHE® Brand technology, for hair removal, acne treatment and rejuvenation of the skin’s appearance through the treatment of superficial benign vascular and pigmented lesions and psoriasis care. These systems are sold in over 50 countries, primarily to medical practitioners and to aestheticians. Each of Radiancy’s professional products features a different mix of applications and has different average selling prices, allowing its professional customers to choose which system to purchase based on their modality preferences and practice economics. Each system consists of a base unit, one or two hand pieces or a consumable LUA. These systems are designed to enable practitioners to perform different aesthetic procedures using a single base unit. As these professional products require multiple treatments to cause the desired effect, professionals using these products in their practice typically offer their patients treatment packages in order to optimize treatment regimens and achieve targeted efficacy.

Mistral™ Brand device. The Mistral™ Brand device, launched in 2007, is a multi-application platform FDA cleared for hair removal and acne treatment of superficially benign vascular and pigmented lesions, mild to moderate inflammatory acne vulgaris which includes pustular acne in patients with Fitzpatrick skin types I –VI and mild to moderate psoriasis in patients with Fitzpatrick skin types I-VI. Outside the United States, it is also Medical CE 0344 certified for acne treatments, psoriasis care, skin rejuvenation, skin tightening and hair removal. With a Windows CE platform, on-board patient database and intuitive computer interface, management believes its Mistral™ Brand device creates a safe and efficient working environment, streamlining the process, and delivering convenient and comfortable treatment sessions for both the practitioner and patients. Each application utilizes a completely different hand piece.

Kona™ Brand devices. Launched in 2009, Kona™ Brand device is an aesthetic multi-application platform for hair removal and rejuvenation of the skin’s appearance through the treatment of benign, superficial vascular and pigmented lesions, and is based on Radiancy’s Mistral™ Brand device medical platform. In the United States, it is FDA cleared for hair removal and rejuvenation of the skin’s appearance through the treatment of benign, superficial vascular and pigmented lesions. It is also CE certified.

SpaTouch® Elite Brand device. The SpaTouch® Elite Brand device introduced in December 2010, is a lightweight tabletop unit targeted at long-term hair removal. It is based on the legacy SpaTouch® Brand device. The SpaTouch® Brand device is FDA cleared for hair removal. In the European Union, SpaTouch® Brand device is CE certified. The device includes a computer based system with intuitive user interface, simple one-touch adjustments and unsurpassed control and safety. The SpaTouch® Elite Brand device is designed to enable the practitioner to provide faster treatments ensuring maximum efficiency and a wider range of clients with skin types I-VI.

Facial Skin-treatment device. Facial Skin treatment device (“FSD”), also known as the Facial Toning Device (“FTD”) outside of the United States, was launched in August 2004. In the United States, the FSD is FDA cleared to treat benign pigmented lesions, including, but not limited to solar lentigines, ephilides (freckles), and mottled pigmentation in patients with Fitzpatrick skin types I-V. In the European Union, the FSD is intended also for skin tonification and homogenization treatments.

Medical Device Government Regulation

Certain of our products, other than, for example, the no!no! hair removal product and the no!no! Smooth™ skincare line, are medical devices subject to extensive and rigorous regulation by the FDA, as well as other domestic and international regulatory bodies. FDA regulations govern the following activities that we perform and will continue to perform to help ensure that medical products distributed world-wide are safe and effective for their intended uses:

•	product design and development;

•	product testing;

•	product manufacturing;

•	product safety;

•	product labeling;

•	product storage;

•	recordkeeping;

•	premarket clearance or approval;

•	advertising and promotion; and

•	product sales and distribution.

FDA’s Premarket Clearance and Approval Requirements

Unless an exemption applies, each medical device that we wish to market in the U.S. must first receive either 510(k) clearance, by filing a 510(k) pre-market notification, or PMA approval, by filing a Premarket Approval Application, or PMA, from the FDA pursuant to the Federal Food, Drug, and Cosmetic Act. The FDA’s 510(k) clearance process usually takes from six to twelve months, but it can take longer. The process of obtaining PMA approval is much more costly, lengthy and uncertain. It generally takes from one to three years or even longer. We cannot be sure that 510(k) clearance or PMA approval will ever be obtained for any medical device we propose to market.

The FDA decides whether a device must undergo either the 510(k) clearance or PMA approval process based upon statutory criteria. These criteria include the level of risk that the agency perceives is associated with the device and a determination of whether the product is a type of device that is similar to devices that are already legally marketed. Devices deemed to pose relatively less risk are placed in either Class I or II, which generally requires the manufacturer to submit a pre-market notification requesting 510(k) clearance, unless an exemption applies.

Class I devices are those for which safety and effectiveness can be assured by adherence to the FDA’s general regulatory controls, or General Controls, for medical devices, which include compliance with the applicable portions of the FDA’s Quality System Regulation, or QSR, facility registration and product listing, reporting of adverse medical events, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials. Some Class I devices also require premarket clearance by the FDA through the 510(k) premarket notification process. We currently have medical device products which are listed as class I devices exempt from both premarket notification requirements and certain QSR requirements, such as the no!no! Face Trainer.

Class II devices are subject to the FDA’s General Controls, and any other special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. Premarket review and clearance by the FDA for Class II devices are accomplished through the 510(k) premarket notification procedure. We currently have medical device products which are class II products that have been cleared through the 510(k) process, such as the Mistral.

Class III devices are those devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or deemed not substantially equivalent to a legally marketed predicate device. The safety and effectiveness of Class III devices cannot be assured solely by the General Controls and the other requirements described above. These devices almost always require formal clinical studies to demonstrate safety and effectiveness and must be approved through the premarket approval process described below. Premarket approval applications generally take much longer for the FDA to review. We currently do not have any class III devices approved for market.

510(k) Clearance Pathway

To obtain 510(k) clearance, a company must submit a premarket notification demonstrating that the proposed device is “substantially equivalent” in intended use and in technological and performance characteristics to a legally marketed “predicate device” that is either in Class I, Class II, or is a Class III device that was in commercial distribution before May 28, 1976, for which the FDA has not yet called for submission of a PMA application. Pursuant to the MDUFMA and the MDUFMA II provisions of the Food and Drug Amendments Act of 2007, unless a specific exemption applies, 510(k) premarket notification submissions are subject to user fees. After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could require a PMA approval. The FDA requires each manufacturer to make this determination in the first instance, but the FDA can review any decision. If the FDA disagrees with a manufacturer’s decision not to seek a new 510(k) clearance, the agency may retroactively require the manufacturer to seek 510(k) clearance or PMA approval. The FDA also can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or PMA approval is obtained. We have modified some of our 510(k) cleared devices, but have determined that, in our view, based on FDA guidance as to when to submit a 510(k) notification for changes to a cleared device, new 510(k) clearances or PMA approvals are not required. The FDA may not agree with any of our decisions not to seek additional 510(k) clearances or even PMA approval for these or future device modifications. If the FDA requires us to seek 510(k) clearance or PMA approval for any modification, we also may be required to cease marketing and/or recall the modified device until we obtain a new 510(k) clearance or PMA approval.

In the future, we may be required to submit additional 510(k) submissions to the FDA to address new claims, uses or products. We cannot assure you that the FDA will not deem one or more of our future products to be a Class III device subject to the more burdensome PMA approval process. The FDA also may not approve or clear these products for the indications that are necessary or desirable for successful commercialization. Indeed, the FDA may refuse our requests for 510(k) clearance or PMA of new products, new intended uses or modifications to existing products.

Premarket Approval Pathway

Class III devices are required to undergo the PMA approval process in which the manufacturer must establish the safety and effectiveness of the device to the FDA’s satisfaction. A PMA application must provide extensive preclinical and clinical trial data as well as information about the device and its components regarding, among other things, device design, manufacturing and labeling. Also during the review period, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. In addition, the FDA will conduct a preapproval inspection of the manufacturing facility to ensure compliance with the QSR. A new PMA or a PMA Supplement is required for modifications that affect the safety or effectiveness of the device, including, for example, certain types of modifications to the device’s indications for use, manufacturing process, manufacturing facility, labeling and design. PMA Supplements often require submission of the same type of information as an original PMA application, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA application, and may not require as extensive clinical data or the convening of an advisory panel.

Clinical Trials

A clinical trial may be required in support of a 510(k) submission and generally is required for a PMA application. These trials generally require an Investigational Device Exemption, or IDE, application approved in advance by the FDA for a specified number of patients, unless the product is deemed a nonsignificant risk device eligible for more abbreviated IDE requirements. The IDE application must be supported by appropriate data, such as animal and laboratory testing results. Clinical trials may begin if the IDE application is approved by the FDA and the appropriate institutional review boards at the clinical trial sites. Even if a trial is completed, the results of clinical testing may not adequately demonstrate the safety and efficacy of the device or may otherwise not be sufficient to obtain FDA clearance to market the product in the U.S.

Pervasive and Continuing FDA Regulation

After a device is placed on the market, numerous regulatory requirements continue to apply. Those regulatory requirements include:

•	product listing and establishment registration, which help facilitate FDA inspections and other regulatory action;

•

QSR, which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

•	labeling regulations and FDA prohibitions against the promotion of products for uncleared, unapproved or off-label uses or indications;

•	clearance of product modifications that could significantly affect safety or efficacy or that would constitute a major change in intended use of one of our cleared devices;

•	approval of product modifications that affect the safety or effectiveness of one of our future approved devices;

•

medical device reporting, or MDR, regulations, which require that manufacturers comply with FDA requirements to report if their device may have caused or contributed to a death or serious injury, or has malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction of the device or a similar device were to recur;

•	post-approval restrictions or conditions, including post-approval study commitments;

•	post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device;

•	the FDA’s recall authority, whereby it can ask, or under certain conditions order, device manufacturers to recall from the market a product that is in violation of governing laws and regulations;

•	regulations pertaining to voluntary recalls; and

•	notices of corrections or removals.

We must also register with the FDA as a medical device manufacturer and must obtain all necessary state permits or licenses to operate our business. All medical device products, regardless of whether designated as class I, class II, or class III devices must also be listed with FDA.

As a medical device manufacturer, we are subject to announced and unannounced inspections by the FDA to determine our compliance with the FDA’s QSR and other regulations. We are subject to inspection and market surveillance by the FDA to determine compliance with regulatory requirements. If the FDA finds that we have failed to comply, the agency can institute a wide variety of enforcement actions, ranging from a public warning letter to more severe sanctions such as:

•	fines and civil penalties;

•	unanticipated expenditures to address or defend such actions;

•	delays in clearing or approving, or refusal to clear or approve, our products;

•	withdrawal or suspension of approval of our products or those of our third-party suppliers by the FDA or other regulatory bodies;

•	product recall or seizure;

•	interruption of production;

•	operating restrictions;

•	injunctions; and

•	criminal prosecution.

The FDA also has the authority to request repair, replacement or refund of the cost of any medical device manufactured or distributed by us. Failure to comply with applicable requirements could lead to an enforcement action that may have an adverse effect on our business, financial condition and results of operations.

Advertising and promotion of medical devices, in addition to being regulated by the FDA, are also regulated by the Federal Trade Commission and by state regulatory and enforcement authorities. Recently, promotional activities for FDA-regulated products of other companies have been the subject of enforcement action brought under healthcare reimbursement laws and consumer protection statutes. In addition, under the federal Lanham Act and similar state laws, competitors and others can initiate litigation relating to advertising claims. If the FDA determines that our promotional materials or training constitutes promotion of an uncleared or unapproved use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine or criminal penalties. In that event, our reputation could be damaged and adoption of the products would be impaired.

For additional information relating to government regulation of our business, operations and products, see the risk factors included under the caption “Risk Factors—Risks Related to PhotoMedex’s Regulatory Matters” and “Risk Factors—Risks Related to Radiancy’s Regulatory Matters.”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements included and incorporated by reference in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of our management and other statements contained in this prospectus that are not historical facts. Forward-looking statements in this prospectus or hereafter included in other publicly available documents filed with the Commission, reports to our stockholders and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. When used in this prospectus, the words “expect,” “anticipate,” “assume,” “intend,” “may,” “plan,” “predict,” “project,” “believe,” “seek,” “estimate” and similar expressions are generally intended to identify forward-looking statements, because these forward-looking statements involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements about:

•	forecasts of future business performance, consumer trends and macro-economic conditions;

•	descriptions of market and/or competitive conditions;

•	descriptions of plans or objectives of management for future operations, products or services;

•	our estimates regarding the sufficiency of our cash resources, expenses, capital requirements and needs for additional financing, and our ability to obtain additional financing;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our ability to obtain and maintain regulatory approvals of our products;

•	anticipated results of existing or future litigation; and

•	descriptions or assumptions underlying or related to any of the above items.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference into this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors together with all of the other information included in this prospectus and the information that we have incorporated herein by reference in evaluating an investment in PhotoMedex. If any of the following risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only risks and uncertainties facing PhotoMedex in the future. Additional risks and uncertainties not presently known or that are currently considered to be immaterial may also materially and adversely affect the business operations or stock price of PhotoMedex.

Risk Factors Relating to PhotoMedex’s Business

PhotoMedex has a history of losses, entertains the possibility of future losses and cannot assure you that it will become or remain profitable.

Historically, PhotoMedex has incurred significant losses and has had negative cash flows from its dermatological operations. As of September 30, 2011, PhotoMedex has dedicated most of its financial resources to selling, general and administrative expenses. As of December 31, 2010, and September 30, 2011, PhotoMedex’s accumulated deficit was approximately $124,564,000 and $134,900,000, respectively.

PhotoMedex’s future revenues and success depend significantly upon acceptance and adoption of its excimer laser systems for the treatment principally of psoriasis. PhotoMedex’s XTRAC system for the treatment of this condition generates revenues, but those revenues have been insufficient under PhotoMedex’s consignment model to generate consistent, positive cash flows from PhotoMedex’s operations in the domestic XTRAC business segment. PhotoMedex’s future revenues and success depend on revenue growth from its revamped sales strategies in its dermatological business. PhotoMedex’s ability to market its products and services successfully under its revamped strategies and the expected benefits to be obtained from its products may be adversely affected by a number of factors, such as unforeseen costs and expenses, technological changes, economic downturns, competitive factors or other events beyond PhotoMedex’s control.

There can be no assurance that PhotoMedex will be able to maintain adequate liquidity to allow it to continue to operate its business or prevent the possible impairment of its assets. PhotoMedex cannot assure you that it will market any products successfully, operate profitably in the future, or that it will not require significant additional financing in order to accomplish its business plan. Any failure to achieve and maintain profitability would continue to have an adverse effect on PhotoMedex’s stockholders’ equity and working capital and could result in a decline in PhotoMedex’s stock price or cause PhotoMedex to cease operations.

Recent adverse developments with respect to PhotoMedex’s industry and the global macro-economy generally have adversely affected PhotoMedex’s business and its liquidity, the effect of which has resulted in PhotoMedex’s need to obtain additional financing.

Beginning in 2008, the national and global economic downturn has resulted in a decline in overall consumer spending, a decline in access to credit and increased liquidity risks, all of which have impacted, and could continue to impact PhotoMedex’s business, financial condition and results of operations for the foreseeable future. Given PhotoMedex’s significant operating losses, negative cash flows and financial position at July 31, 2009, PhotoMedex required significant additional funds in order to continue to fund its operations.

In October 2009, PhotoMedex launched a private placement offering in which the proceeds amounted to approximately $2.85 million. On March 19, 2010, PhotoMedex entered into a Term Loan and Security Agreement (the “Clutterbuck Agreement”) and a related secured term note with Clutterbuck Funds LLC (“Clutterbuck Funds”). Clutterbuck Funds is a registered investment advisor based in Cleveland, Ohio.

PhotoMedex received net proceeds of $2,373,000 in the transaction. The secured term note has a principal amount of $2.5 million (the “Term Note”), which accrues interest at a rate of 12% per annum. The Term Note requires PhotoMedex to make monthly payments of interest only. The principal matured in 18 months and may be prepaid without penalty at any time. The note is secured by XTRAC lasers that PhotoMedex has consigned to physician customers and that are not otherwise pledged to CIT Healthcare LLC (“CIT”) and Life Sciences Capital LLC (“Life Sciences Capital”), pursuant to PhotoMedex’s outstanding term notes with such lenders. In May 2010, PhotoMedex raised net proceeds of approximately $2.0 million through the issuance of 534,000 shares in an underwritten public offering headed by Ladenburg Thalmann Financial Services Inc. Finally, on March 28, 2011, Clutterbuck Funds agreed to extend the maturity date of its loan to PhotoMedex, of which the principal of $2.5 million was to be paid at maturity. Previously, the loan matured on September 19, 2011; it will now mature on December 1, 2012. Starting in August 2011, PhotoMedex has begun monthly installments of principal. These proceeds and cash flows from operations are expected to ensure PhotoMedex’s liquidity through the first quarter of 2012.

To maintain and expand its business, PhotoMedex may need additional financing and such financing may not be available on favorable terms, if at all.

PhotoMedex has historically financed its activities through working capital provided from operations, the private placement of equity and debt securities and from lines of credit. PhotoMedex believes that its cash balance and other existing financial resources, and revenues from sales, distribution, licensing and manufacturing relationships, should be sufficient to meet its operating and capital requirements through the first quarter of 2012.

However, PhotoMedex’s operating plan or debt repayment obligations may change and PhotoMedex may need additional funds sooner than anticipated to meet its operational needs and repayment obligations or to answer its capital requirements for expansion, including in the event that:

•

operating losses continue because anticipated demand for PhotoMedex’s skincare products, including its Photo Therapeutics Ltd. products, or PTL products, does not meet PhotoMedex’s expectations under PhotoMedex’s new sales strategies;

•	PhotoMedex fails to maintain existing, or develop new, customers or sales affiliates and alternate channels for the marketing and distribution of its skincare and PTL products;

•	PhotoMedex needs to maintain or accelerate favorable, but costlier, growth of its revenues;

•	changes in PhotoMedex’s research and development plans necessitate unexpected, large expenditures;

•	costs to defend existing and unknown future litigation exceed PhotoMedex’s current planned resources; or

•	debt financing for increased capital expenditures cannot be obtained.

If PhotoMedex needs funds and cannot raise them on acceptable terms, PhotoMedex may not be able to:

•	execute its growth plan for its XTRAC system, Neova skincare products and Omnilux and Lumiere PTL products;

•	expand its manufacturing facilities, if necessary, based on increased demand for the XTRAC system or new skincare or PTL products which may be introduced;

•	take advantage of future opportunities, including synergistic, accretive acquisitions;

•	respond to customers, competitors or violators of its proprietary and contractual rights; or

•	remain in operation.

PhotoMedex’s laser treatments of psoriasis, vitiligo, atopic dermatitis and leukoderma, PhotoMedex’s skincare products and PhotoMedex’s PTL (Photo Therapeutics Ltd.) products and any of PhotoMedex’s future products or services may fail to gain market acceptance, which could adversely affect PhotoMedex’s competitive position.

No independent studies with regard to the feasibility of PhotoMedex’s proposed business plan, including integration of the PTL products into PhotoMedex’s corporate operations or the reorganization of PhotoMedex’s sales strategies and sales force, have been conducted by third parties with respect to PhotoMedex’s present and future business prospects and capital requirements. PhotoMedex has generated limited commercial distribution for PhotoMedex’s XTRAC system and other products. It is still not established that the PTL devices targeted for the consumer market will be widely accepted in that market. PhotoMedex may be unsuccessful in continuing its existing, or developing new, strategic selling affiliates and alternate channels in order to maintain or expand the markets for the existing or future products of the skincare and PTL businesses. In addition, PhotoMedex’s infrastructure to enable such expansion, though stronger than in the past, is still limited.

Even if adequate financing is available and PhotoMedex’s products are ready for market, PhotoMedex cannot assure you that its products and services will find sufficient acceptance in the marketplace under PhotoMedex’s sales strategies.

PhotoMedex also faces a risk that other companies in the market for dermatological products and services may be able to provide dermatologists a higher overall yield on investment and therefore compromise PhotoMedex’s ability to increase its base of users and ensure they engage in optimal usage of its products. If, for example, such other companies have products (such as Botox or topical creams for disease management) that require less time commitment from the dermatologist and yield an attractive return on a dermatologist’s time and investment, PhotoMedex may find that its efforts to increase its base of users are hindered.

While PhotoMedex has engaged in clinical studies for its psoriasis treatment and, based on these studies, PhotoMedex has gained U.S. Food and Drug Administration, or FDA, clearance, appropriate Current Procedural Terminology, or CPT, reimbursement codes for treatment and suitable reimbursement rates, for those codes, from the Centers for Medicare & Medicaid Services, or CMS, PhotoMedex may face other hurdles to market acceptance. For example, practitioners in significant numbers may wait to see longer-term studies; or it may become necessary to conduct studies corroborating the role of the XTRAC system as a first-line or second-line therapy for treating psoriasis; or patients simply may not elect to undergo psoriasis treatment using the XTRAC system.

Beginning in early 2010, Dr. John Y.M. Koo, the director of the Psoriasis Treatment Center at the University of California San Francisco Medical Center, initiated a clinical study to demonstrate the effectiveness of the XTRAC Velocity in combination with the drugs Clobex® and Vectical®, both from Galderma, for patients with severe psoriasis. This study may or may not result in demonstrating the effectiveness of those products in combination, or the treatment protocol and the treatment protocol may or may not gain FDA clearance. Even if the treatment protocol is successful and gains FDA clearance, limitation of supply of one or both drugs by Galderma, and lack of viable substitutes therefor, may adversely impact use of or compliance with the treatment protocol as a therapy for treatment of psoriasis. Further, the FDA limits claimed indications for use to those found in those contained in the “Instructions for Use Statement” in a device’s 510(k) clearance letter. The FDA may view certain of PhotoMedex’s claims of treatment as outside the scope of the device’s cleared indications for use.

If the FDA determines that the clinical studies were not conducted in accordance with applicable FDA requirements, the FDA could take regulatory and/or legal enforcement actions against the Company and/or its products and could attempt to withdraw premarket 510(k) clearance.

Whether a treatment may be delegated and, if so, to whom and to what extent, are matters that may vary state by state, as these matters are within the province of the state medical boards. In states that may be more restrictive in such delegation, a physician may decline to adopt the XTRAC system into his or her practice, deeming it to be fraught with too many constraints and finding other outlets for the physician’s time and staff time to be more remunerative. There can be no assurance that PhotoMedex will be successful in persuading such medical boards that a liberal standard for delegation is appropriate for the XTRAC system, based on its design for ease and safety of use. If PhotoMedex is not successful, it may find that even if a geographic region has wide insurance reimbursement, the region’s physicians may decline to adopt the XTRAC system into their practices.

PhotoMedex therefore cannot assure you that the marketplace will be receptive to its excimer laser technology or skincare products over competing products, services and therapies or that a cure will not be found for the underlying diseases PhotoMedex is focused on treating. Failure of PhotoMedex’s products to achieve market acceptance could have a material adverse effect on PhotoMedex’s business, financial condition and results of operations.

The markets for PhotoMedex’s products are highly competitive and PhotoMedex may not be able to compete effectively against the larger, well-established companies that dominate this market or emerging, and small, innovative companies that may seek to obtain or increase their share of the market.

The markets for PhotoMedex’s products are intensely competitive and many of PhotoMedex’s competitors are much larger and have substantially more financial and human resources than PhotoMedex does. Many have long histories and strong reputations within the industry and a relatively small number of companies dominate these markets. PhotoMedex faces direct competition from large pharmaceutical companies, including for example Biogen, Inc., Centocor, Inc., and Abbott Laboratories, which are engaged in the research, development and commercialization of treatments for psoriasis, atopic dermatitis, vitiligo and leukoderma. In some cases, those companies have already received FDA approval or commenced clinical trials for such treatments. Many of these companies have significantly greater financial resources and expertise in research and development, manufacturing, conducting pre-clinical studies and clinical trials, and marketing than PhotoMedex does.

Competition in the wound care, skin health and hair care markets is intense. PhotoMedex’s competitors include well-established pharmaceutical, cosmetic and healthcare companies such as Allergan, Inc., Obagi Medical Products, Inc., and Estee Lauder Inc. These competitors have substantially more financial and other resources, larger research and development staffs, and more experience and capabilities in researching, developing and testing products in clinical trials, in obtaining FDA and other regulatory approvals, and in manufacturing, supply chain control, marketing and distribution than PhotoMedex does.

These companies may enjoy significant competitive advantages over PhotoMedex, including:

•	broad product offerings, which address the needs of physicians and hospitals in a wide range of procedures;

•	greater experience in, and resources for, launching, marketing, distributing and selling products, including strong sales forces and established distribution networks;

•	existing relationships with physicians and hospitals;

•	more extensive intellectual property portfolios and resources for patent protection;

•	greater financial and other resources for product research and development;

•	greater experience in obtaining and maintaining FDA and other regulatory clearances or approvals for products and product enhancements;

•	established manufacturing operations and contract manufacturing relationships;

•	significantly greater name recognition and more recognizable trademarks; and

•	established relationships with healthcare providers and payors.

Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. PhotoMedex’s commercial opportunity will be reduced or eliminated if PhotoMedex is unsuccessful in convincing physician and patient customers and consumers to use its products or if PhotoMedex’s competitors develop and commercialize products that are safer and more effective than any products that PhotoMedex may develop.

PhotoMedex’s success may be dependent on intellectual property rights held by PhotoMedex and its business may be adversely affected by direct competition if PhotoMedex is unable to protect these rights both domestically and internationally.

PhotoMedex’s success may depend, in part, on its ability to maintain and defend its patents. However, PhotoMedex cannot guarantee that the patents covering certain of its technologies and processes will not be contested, found to be invalid, unenforceable or owned by another or circumventable. Pending patent applications in various countries have been and are subject to objection or rejection based on references applied by patent examiners in those countries. These objections and rejections may adversely affect PhotoMedex’s other patents and patent applications. Also, as PhotoMedex’s patents expire, competitors may utilize the technology found in such patents to commercialize their own products. Moreover, while PhotoMedex seeks to secure additional patents on commercially desirable improvements, there can be no assurance that PhotoMedex will be successful in securing such patents, or that such additional patents will adequately offset the effect of expiring patents. Further, pending patent applications are not enforceable.

PhotoMedex will rely on certain of its PTL patents to protect the home-use market for two of its PTL hand-held devices. If the patents prove unenforceable or circumventable, PhotoMedex may not attain growth and may lose market share from these PTL products.

Trade secrets and other proprietary information which are not protected by patents are also critical to PhotoMedex’s business. PhotoMedex attempts to protect its trade secrets by, among other steps, entering into confidentiality agreements with third parties, employees and consultants. However, such other steps may be ineffective and these agreements can be breached and, if they are and even if PhotoMedex is able to prove the breach or that its technology has been misappropriated under applicable state law, there may not be an adequate remedy available to PhotoMedex. In addition, costly and time-consuming litigation may be necessary to enforce and determine the scope of PhotoMedex’s proprietary rights; even should PhotoMedex prevail in such litigation, the party over which PhotoMedex prevails may have insufficient resources available to satisfy a judgment.

PhotoMedex’s success may depend, in part, on its ability to continue to use certain software in its products and in its business. This software may have been created by contractors to PhotoMedex or may include third-party software such as open source software. There is a possibility that claims will be made that this software infringes the copyright and/or trade secret rights of one or more third parties and that such claims may affect PhotoMedex’s right to use the software.

Furthermore, PhotoMedex’s skincare business seeks to establish customer loyalty, in part, by means of PhotoMedex’s use of trademarks. It can be difficult and costly to defend trademarks from encroachment, especially on the Internet, or misappropriation overseas. Third parties may also challenge the validity of PhotoMedex’s trademarks. In either eventuality, PhotoMedex’s customers may become confused and direct their purchases to competitors. Third parties may independently discover trade secrets and proprietary information that allow them to develop technologies and products that are substantially equivalent or superior to PhotoMedex’s own. Without the protection afforded by PhotoMedex’s patent, trade secret and proprietary information rights, PhotoMedex may face direct competition from others commercializing their products using PhotoMedex’s technology, which may have a material adverse effect on PhotoMedex’s business and its prospects.

From an international perspective, protection of intellectual property outside of the U.S. is uncertain to PhotoMedex. The laws of some countries may not protect PhotoMedex’s intellectual property rights to the same extent as laws in the U.S. The intellectual property rights PhotoMedex enjoys in one country or jurisdiction may be rejected in other countries or jurisdictions, or, if recognized there, the rights may be significantly diluted. This may affect PhotoMedex’s ability to commercialize its products, grow its product sales and maintain market share in countries outside the U.S. It may be necessary or useful for PhotoMedex to participate in proceedings to determine the validity of its foreign intellectual property rights, or those of its competitors, which could result in substantial cost and divert its resources, efforts and attention from other aspects of its business.

PhotoMedex owns several federal and foreign trademark registrations and has trademark applications pending abroad for additional trademarks. Even if federal registrations or the foreign registrations are granted or maintained, its trademark rights may be challenged. Further, as registration is usually a requirement for protection in most foreign countries, if PhotoMedex has not registered its marks, it may not have any enforceable rights. It is also possible that its competitors will adopt trademarks similar to PhotoMedex’s, thus impeding its ability to build brand identity and possibly leading to customer confusion. Third parties could register trademarks that are similar to PhotoMedex’s in the United States and overseas. PhotoMedex could incur substantial costs in prosecuting or defending trademark infringement suits. If PhotoMedex fails to effectively enforce its trademark rights, its competitive position and brand recognition may be diminished.

In addition, PhotoMedex may be subject in the ordinary course of its business to legal proceedings and claims relating to the intellectual property or derivative rights of others. Defending against intellectual property infringement claims, both domestically and internationally, could be time-consuming and expensive and, if PhotoMedex is not successful, could cause substantial expenses and disrupt its business. If PhotoMedex is unable to defend its intellectual property rights internationally, PhotoMedex may face increased competition outside the U.S., which could materially and adversely affect its future business, prospects, operating results and financial results and financial condition.

PhotoMedex’s success depends on third-party reimbursement of patients’ costs for PhotoMedex’s XTRAC system, which could result in potentially reduced prices or reduced demand.

PhotoMedex’s ability to market the XTRAC system and other treatment products successfully will depend in large part on the extent to which various third parties are willing to reimburse patients or providers for the costs of medical procedures utilizing such products. These third parties include government authorities, private health insurers and other organizations, such as health maintenance organizations. Third-party payors are systematically challenging the prices charged for medical products and services. They may deny reimbursement if they determine that a prescribed device is not used in accordance with cost-effective treatment methods as determined by the payor, or is experimental, unnecessary or inappropriate. Further, although third parties may approve reimbursement, such approvals may be under terms and conditions that discourage use of the XTRAC system. Accordingly, if less costly drugs or other treatments are available, third-party payors may not authorize or may limit reimbursement for the use of PhotoMedex’s products, even if PhotoMedex’s products are safer or more effective than the alternatives.

Although PhotoMedex has received reimbursement approvals from an increasing number of private healthcare plans, PhotoMedex cannot give assurance that private plans will continue to adopt or maintain favorable reimbursement policies or to accept the XTRAC system in its clinical role as a second-line therapy in the treatment of psoriasis. Additionally, third-party payors may require further clinical studies or changes to PhotoMedex’s pricing structure and revenue model before authorizing reimbursement.

As of September 30, 2011, PhotoMedex estimates, based on published coverage policies and on payment practices of private and Medicare insurance plans, that more than 90% of the insured population in the U.S. is covered by insurance coverage or payment policies that reimburse physicians for using the XTRAC system for treatment of psoriasis. Based on these reports and estimates, PhotoMedex is continuing the implementation of a roll-out strategy under revised user models for the XTRAC system in the U.S. in selected areas of the country where reimbursement is widely available. The success of the roll-out depends on increasing physician and patient awareness and demand for the treatment. PhotoMedex can give no assurance that health insurers will not adversely modify their reimbursement policies for the use of the XTRAC system in the future.

PhotoMedex intends to seek coverage and reimbursement for the use of the XTRAC system to treat other inflammatory skin disorders after additional clinical studies are initiated. There can be no assurances that PhotoMedex will be in a position to continue to expand coverage for vitiligo or to seek reimbursement for the use of the XTRAC system to treat atopic dermatitis or leukoderma, or, if PhotoMedex does, that any health insurers will agree to any reimbursement policies.

Any failure in PhotoMedex’s customer education efforts could significantly reduce product marketing.

It is important to the success of PhotoMedex’s marketing efforts to educate physicians and technicians how to properly use the XTRAC system. PhotoMedex relies on physicians to spend their time and money to attend its pre-sale educational sessions. If physicians and technicians use the XTRAC system improperly, they may have unsatisfactory patient outcomes or cause patient injury, which may give rise to negative publicity or lawsuits against PhotoMedex, any of which could have a material adverse effect on PhotoMedex’s reputation, revenues and profitability.

If revenue from a significant customer declines, PhotoMedex may have difficulty replacing the lost revenue, which would negatively affect its results and operations.

Excluding niche marketing efforts, the Skincare business segment targets its sales in the U.S. market to physicians, who then mark the products up for sale to their patients. No single physician practice in itself is generally responsible for a significant proportion of PhotoMedex’s sales. PhotoMedex finds as well that a few physicians re-sell PhotoMedex’s products not just to their own patients, but also at discounted prices on the internet. These practices undercut the sales of other physicians and violate PhotoMedex’s internet sales policy, but this policy can be difficult to enforce.

In PhotoMedex’s Physician International business segment (as well as in PhotoMedex’s Surgical Products business segment), PhotoMedex depends for a material portion of its sales in the international arena on several key sub-distributors, and especially on The Lotus Global Group, Inc., doing business as GlobalMed Technologies Co., or GlobalMed, which is PhotoMedex’s master distributor over most of the international arena for devices. If PhotoMedex loses GlobalMed or one of these sub-distributors, PhotoMedex’s sales of phototherapy and surgical lasers are likely to suffer in the short term, which could have a negative effect on PhotoMedex’s revenues and profitability.

PhotoMedex’s PTL hand-held products can be sold over the counter, to the consumer market through mass retailers Such retailers may not give PhotoMedex long-term purchase commitments. Loss of such a retailer could adversely impact revenues from the consumer market. Additionally, original equipment manufacturer (“OEM”) arrangements or license arrangements will carry reduced profits.

The international nature of PhotoMedex’s business exposes PhotoMedex to certain business risks that could limit the effectiveness of PhotoMedex’s growth strategy and cause PhotoMedex’s results of operations to suffer.

Continued expansion into international markets is an element of PhotoMedex’s growth strategy. Introducing and marketing PhotoMedex’s services internationally, developing direct and indirect international sales and support channels and managing foreign personnel and operations will require significant management attention and financial resources. PhotoMedex faces a number of risks associated with expanding PhotoMedex’s business internationally that could negatively impact PhotoMedex’s results of operations, including:

•	management, communication and integration problems resulting from cultural differences and geographic dispersion;

•	compliance with foreign laws, including laws regarding importation and registration of products;

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compliance with foreign regulatory requirements and the ability of GlobalMed to establish additional regulatory clearances necessary to expand distribution of PhotoMedex’s products in countries outside of the United States;

•	competition from companies with international operations, including large international competitors and entrenched local companies;

•	difficulties in protecting intellectual property rights in international jurisdictions;

•	political and economic instability in some international markets;

•	sufficiency of qualified labor pools in various international markets;

•	currency fluctuations and exchange rates; and

•	potentially adverse tax consequences or an inability to realize tax benefits.

PhotoMedex may not succeed in its efforts to expand its international presence as a result of the factors described above or other factors that may have an adverse impact on PhotoMedex’s overall financial condition and results of operations. In addition, PhotoMedex has a relationship with GlobalMed, whereby it provides PhotoMedex with certain non-U.S. regulatory support. To the extent that PhotoMedex discontinues its relationship with GlobalMed, or if GlobalMed is otherwise unable to provide PhotoMedex with the resources and assistance that PhotoMedex needs, PhotoMedex may have a difficult time expanding into international markets in an effective manner.

If PhotoMedex fails to integrate, build and manage its sales and marketing force or to market and distribute its products effectively, PhotoMedex may experience diminished revenues and profits.

There are significant risks involved in integrating, building and managing PhotoMedex’s sales and marketing force and marketing its products, including PhotoMedex’s ability:

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to hire, as needed, a sufficient number of qualified sales and marketing personnel with the aptitude, skills and understanding to market its XTRAC system, its skincare products, its Omnilux products and its surgical products effectively;

•	to adequately train its sales and marketing force in the use and benefits of all its products and services, thereby making them more effective promoters;

•	to manage its sales and marketing force and its ancillary channels (e.g., telesales) such that variable and semi-fixed expenses grow at a lesser rate than its revenues;

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to set the prices and other terms and conditions for treatments using the XTRAC system in a complex legal environment so that they will be accepted as attractive skin health and appropriate alternatives to conventional modalities and treatments; and

•	to cope with employee turnover among the sales force in the skin health business, in which there is substantial competition for talented sales representatives.

To increase acceptance and utilization of its XTRAC system, PhotoMedex may have to expand its sales and marketing programs in the U.S. While PhotoMedex may be able to draw on currently available personnel within its organization to meet this need, PhotoMedex also expects that it will have to increase the number of representatives devoted to the sales and marketing programs and to broaden, through such representatives, the talents it has at its disposal. In some cases, PhotoMedex may look outside its organization for assistance in marketing its products.

In similar fashion, PhotoMedex cannot predict how successful it may be in marketing its skincare and Omnilux products in the U.S., nor can PhotoMedex predict the success of any new skincare or Omnilux products that it may introduce. Despite an increased focus on developing alternate channels for many of PhotoMedex’s skincare and Omnilux products, PhotoMedex may find that channels that are attractive to PhotoMedex are unavailable because they already carry competitive products. No assurance can be given that PhotoMedex will be successful in marketing and selling its skin health and hair care products or its Omnilux products.

PhotoMedex may be unsuccessful in accessing the home-use consumer market with its PTL products or with its skincare products. Distribution through the consumer market will be principally through mass-retail chains in the near term, but will also include e-commerce and electronic media. While PhotoMedex expects the volumes will be higher, the margins may be lower. It may also prove difficult to obtain long-term commitments from the retailers. The mass retailer PhotoMedex collaborated with for the New-U hand-held device proved not equal to the task, and PhotoMedex’s licensee for the Clear-U technology has opted to discontinue its development activity under the license. If PhotoMedex is unable to secure distribution partners or obtain favorable pricing or long-term commitments, PhotoMedex’s efforts in the home-use consumer market may be unsuccessful.

PhotoMedex may encounter difficulties manufacturing its products in commercial quantities, which could adversely impact the rate at which PhotoMedex grows.

PhotoMedex may encounter difficulties manufacturing its products because PhotoMedex has limited experience manufacturing its products in significant commercial quantities and because PhotoMedex will, in order to increase its manufacturing output significantly, have to attract and retain qualified employees for assembly and testing operations.

Some of the components necessary for the assembly of PhotoMedex’s products, including its PTL products, are currently provided to PhotoMedex by third-party suppliers. While alternative suppliers exist and could be identified, the disruption or termination of the supply of components could cause a significant increase in the costs of these components, which could affect PhotoMedex’s operating results. PhotoMedex’s dependence on a limited number of third-party suppliers and the challenges PhotoMedex may face in obtaining adequate supplies involve several risks, including limited control over pricing, availability, quality and delivery schedules. A disruption or termination in the supply of components could also result in PhotoMedex’s inability to meet demand for its products, which could harm its ability to generate revenues, lead to customer dissatisfaction and damage its reputation. Furthermore, if PhotoMedex is required to change the manufacturer of a key component of its products, PhotoMedex may be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines including QSR requirements and performance standards. Failure to do so could result in the FDA taking legal or regulatory enforcement action against the Company and/or its products (e.g. recalls, fines, penalties, injunctions, seizures, prosecution or other adverse actions). The delays associated with the verification of a new manufacturer could delay PhotoMedex’s ability to manufacture its products in a timely manner or within budget. PhotoMedex faces the risk that there will be supply chain problems if the volumes do not match to the margins, as PhotoMedex’s consumer market products are intended to be high-volume, lower-margined products.

Although PhotoMedex believes that its current manufacturing facilities are adequate to support its commercial manufacturing activities for the foreseeable future, PhotoMedex may be required to expand or restructure its manufacturing facilities to increase capacity substantially. If PhotoMedex is unable to provide customers with high-quality products in a timely manner, PhotoMedex may not be able to achieve market acceptance for its XTRAC system or achieve market acceptance and growth for its skincare products. PhotoMedex’s inability to manufacture or commercialize its devices successfully could have a material adverse effect on PhotoMedex’s revenue.

PhotoMedex may have difficulty managing its growth.

If private carriers continue to approve favorable reimbursement policies for psoriasis and PhotoMedex’s marketing programs are successful in increasing utilization of the XTRAC system, PhotoMedex expects to experience growth in the number of its employees and customers, and the scope of its operations. Such growth may place a strain on PhotoMedex’s management and operations. PhotoMedex’s ability to manage this growth will depend upon, among other factors, its ability to broaden its management team; its ability to attract, hire and retain skilled employees; and the ability of its officers and key employees to continue to implement and improve its operational, financial and other systems, to manage multiple, concurrent customer relationships and different products and to respond to increasing compliance requirements. PhotoMedex’s future success is heavily dependent upon achieving such growth and acceptance of its products. If PhotoMedex cannot manage this growth, it could have a material adverse effect on its business and PhotoMedex may not become profitable.

PhotoMedex is reliant on a limited number of suppliers for production of key products.

Production of PhotoMedex’s XTRAC system requires specific component parts obtained from PhotoMedex’s suppliers. Production of PhotoMedex’s surgical laser systems requires some component parts that may become harder to procure as the design of a system ages. Similarly, PhotoMedex’s skincare products may require compounds that can be efficiently produced only by a limited number of suppliers. PhotoMedex’s PTL business segment has one primary supplier of LEDs and relies on contract manufacturers. While PhotoMedex believes that it could find alternate suppliers, in the event that its suppliers fail to meet its needs, a change in suppliers or any significant delay in PhotoMedex’s ability to have access to such resources could have a material adverse effect on its delivery schedules, business, operating results and financial condition. Moreover, in the event PhotoMedex can no longer utilize this supplier or acquire this resource and must identify a new supplier or substitute a different resource, such change may trigger an obligation for PhotoMedex to comply with additional FDA regulatory requirements including, but not limited to, pre-marketing authorization and QSR requirements.

PhotoMedex’s failure to respond to rapid changes in technology and its applications in the medical devices industry or the development of a cure for skin conditions treated by its products could make its treatment system obsolete.

The medical device industry is subject to rapid and substantial technological development and product innovations. To be successful, PhotoMedex must respond to new developments in technology, new applications of existing technology and new treatment methods. PhotoMedex may also encounter greater pressure for innovation in order to satisfy a demand for novelty in the consumer market. PhotoMedex’s financial condition and operating results could be adversely affected if PhotoMedex fails to be responsive on a timely and effective basis to competitors’ new devices, applications, treatments or price strategies. For example, the development of a cure for psoriasis, vitiligo, atopic dermatitis or leukoderma would eliminate the need for PhotoMedex’s XTRAC system for these diseases and would require PhotoMedex to focus on other uses of its technology, which would have a material adverse effect on its business and prospects.

As PhotoMedex develops new products or improves its existing products, PhotoMedex may accelerate the economic obsolescence of the existing, unimproved products and their components. The obsolete products and related components may have little to no resale value, leading to an increase in the reserves PhotoMedex has against its inventory. Likewise, there is a risk that the new products or improved existing products may not achieve market acceptance and therefore may also lead to an increase in the reserves against PhotoMedex’s inventory.

PhotoMedex’s products may be found defective, its advertising attacked as false and misleading, or physicians and technicians may misuse PhotoMedex’s products and damages imposed on PhotoMedex may exceed PhotoMedex’s insurance coverage, or PhotoMedex may be subject to claims that are not covered by insurance.

Product returns and the potential need to remedy defects or provide replacement products or parts for items shipped in volume could result in substantial costs, the requirement to conduct an FDA recall and/or submit an FDA-required report of a correction/removal and have a material adverse effect on PhotoMedex’s business and results of operations. The clinical testing, manufacturing, marketing and use of PhotoMedex’s products and procedures may also expose PhotoMedex to product liability, FDA regulatory and/or legal actions, or other claims. Certain indications for use for PhotoMedex’s PTL light-based devices, though approved outside the U.S., are not approved in the U.S. If a physician elects to apply an off-label use and the use leads to injury, PhotoMedex may be involved in costly litigation. In addition, the fact that PhotoMedex trains technicians whom PhotoMedex does not supervise in the use of its XTRAC system during patient treatment may expose

PhotoMedex to third-party claims if those doing the training are accused of providing inadequate training. PhotoMedex presently maintains liability insurance with coverage limits of at least $5,000,000 per occurrence. However, continuing insurance coverage may not be available at an acceptable cost, if at all. PhotoMedex thus may not be able to obtain insurance coverage that will be adequate to satisfy a liability that may arise. Regardless of merit or eventual outcome, product liability or false advertising claims may result in decreased demand for a product, injury to its reputation, withdrawal of clinical trial volunteers and loss of revenues. As a result, regardless of whether PhotoMedex is insured, a product liability claim or product recall may result in losses that could result in the FDA taking legal or regulatory enforcement action against the Company and or its products including recall, have a material adverse effect upon PhotoMedex’s business, financial condition and results of operations.

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.

Our business may bring us into conflict with our licensees, licensors, or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business. We cannot predict what the outcome will be in any ongoing or threatened litigations, and any adverse results in any such litigations may also materially and negatively impact our business, the market price of our common stock, cash flow, prospects, revenues, profitability, capital expenditures or other material adverse effects on our business, reputation, results of operations, financial condition or liquidity.

From time to time, Photomedex is also threatened with individual and class action litigations involving our business, products, advertisements, packaging, labeling, consumer claims, contracts, agreements, intellectual property or FDA matters, licenses and other areas involving us and our business. The outcome or effect on us or our business, the market price of our common stock, cash flows, prospects, revenues, profitability, capital expenditures, reputation, demand for our products, results of operations, financial condition or liquidity of any future litigation cannot be predicted by us.

Litigation is inherently unpredictable and may:

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result in rulings that are materially unfavorable to us, including claims for significant damages, fines or penalties, and administrative remedies, or other rulings that prevent us from operating our business in a certain manner;

•	cause us to change our business operations to avoid perceived risks associated with such litigation; and

•	require the expenditure of significant time and resources, which may divert the attention of management and interfere with the pursuit of our strategic objectives.

While we maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover the total amount of all insured claims and liabilities. It also is not possible to obtain insurance against all potential risks and liabilities. If any litigation were to have a material adverse result, there could be a material impact on our results of operations, cash flows or financial position.

PhotoMedex depends on its executive officers and key personnel to implement its business strategy and could be harmed by the loss of their services.

PhotoMedex believes that its growth and future success will depend in large part upon the skills of its management and technical team. In particular, PhotoMedex’s success depends in part upon the continued service and performance of Dr. Dolev Rafaeli and Dennis M. McGrath. PhotoMedex has fixed-term employment agreements with Dr. Rafaeli and Mr. McGrath; however, there are no assurances that the services of these individuals will be available to PhotoMedex for any specified period of time. The loss of the services of one or both of these officers could adversely affect PhotoMedex’s ability to develop and introduce its new products.

The competition for qualified personnel in the laser and skincare industries is intense, and PhotoMedex cannot assure you that it will be able to retain its existing key personnel or to attract additional qualified personnel. In addition, PhotoMedex does not have key-person life insurance on any of its employees. The loss of PhotoMedex’s key personnel or an inability to continue to attract, retain and motivate key personnel could adversely affect PhotoMedex’s business.

The terms of the Clutterbuck Agreement prohibit PhotoMedex from taking certain actions without their prior consent.

Pursuant to the terms the Clutterbuck Agreement, PhotoMedex is prohibited from taking certain corporate actions without the prior consent of the Clutterbuck Funds. These actions include, among others:

•	consummating any transaction that would result in a change of control of PhotoMedex;

•	selling any of PhotoMedex’s assets that are material, individually or in the aggregate, to its business;

•	paying dividends to PhotoMedex’s stockholders; and

•	entering into certain affiliate transactions not in the ordinary course of business;

If PhotoMedex’s management and board of directors desire to take any of such actions, there can be no assurance that the Clutterbuck Funds will provide its consent as required, despite the fact that such actions may be in the best interests of PhotoMedex and PhotoMedex’s other stockholders. Any failure of Clutterbuck Funds to provide its consent could have a material adverse effect on PhotoMedex’s business, financial condition and results of operation.

PhotoMedex is affected by the market’s currency conditions.

Substantially all of PhotoMedex’s operations are conducted in U.S. dollars. PhotoMedex’s PTL business, however, is exposed on a minimal basis to currency fluctuations. The majority of sales invoicing for PhotoMedex’s PTL business is done in either Euros or U.S. dollars, while product costs and the overhead of the offices in the United Kingdom are denominated in Pounds Sterling. PhotoMedex’s U.S. operations, with U.S. dollar operating costs, serve to reduce the exposure to fluctuations in the value of the Pound Sterling or the Euro. To the extent that PhotoMedex adjusts its invoicing practices for its PTL business, or if the remainder of its business (or any portion thereof) ceases to be conducted primarily in U.S. dollars, PhotoMedex’s exposure to the market’s currency conditions could present a greater risk to it.

Risks Related to PhotoMedex’s Regulatory Matters

PhotoMedex’s medical device operations are subject to pervasive and continuing FDA regulatory requirements.

Medical devices regulated by the FDA are subject to “general controls” which include: registration with the FDA; listing commercially distributed products with the FDA; complying with good manufacturing practices under the quality system regulation (QSR); filing reports with the FDA of and keeping records relative to certain types of adverse events associated with devices under the medical device reporting regulation; assuring that device labeling complies with device labeling requirements; reporting certain device field removals and corrections to the FDA; and obtaining premarket notification 510(k) clearance for devices prior to marketing. Some devices known as “510(k)-exempt” can be marketed without prior marketing clearance or approval from the FDA. In addition to the “general controls,” some Class II medical devices are also subject to “special controls,” including adherence to a particular guidance document and compliance with the performance standard.

Instead of obtaining 510(k) clearance, some Class III devices are subject to premarket approval (PMA). In general, obtaining premarket approval to achieve marketing authorization from the FDA is a more onerous process than seeking 510(k) clearance.

Many medical devices, such as medical lasers, are also regulated by the FDA as “electronic products.” In general, manufacturers and marketers of “electronic products” are subject to certain FDA regulatory requirements intended to ensure the radiological safety of the products. These requirements include, but are not limited to, filing certain reports with the FDA about the products and defects/safety issues related to the products as well as complying with radiological performance standards.

Noncompliance with applicable medical device controls or requirements and electronic product requirements causes the medical devices and/or electronic products to violate FDA law, which may expose the Company to legal action initiated by the Department of Justice (on behalf of the FDA) and/or various forms of FDA enforcement and compliance actions. These legal, enforcement, and compliance actions include, but are not limited to the issuance of Warning Letters, untitled letters, recalls, fines, penalties, injunctions, seizures, prosecutions, adverse publicity (FDA press release), or other adverse actions.

Additionally, the Company must have the appropriate FDA clearances and/or approvals in order to lawfully market devices and or/drugs. The FDA may disagree that the Company has such clearance and/or approvals for all of its products.

Healthcare policy changes, including pending proposals to reform the U.S. healthcare system, may have a material adverse effect on PhotoMedex.

Healthcare costs have risen significantly over the past decade. There have been and continue to be proposals by legislators, regulators and third-party payors to keep these costs down. Certain proposals, if passed, would impose limitations on the prices PhotoMedex will be able to charge for its products, or the amounts of reimbursement available for its products from governmental agencies or third-party payors. These limitations could have a material adverse effect on PhotoMedex’s financial position and results of operations.

Changes in the healthcare industry in the U.S. and elsewhere could adversely affect the demand for PhotoMedex’s products as well as the way in which PhotoMedex conducts its business. On March 23, 2010, health reform legislation was approved by Congress and has been signed into law, but the legislation has been subject to judicial challenge and political opposition. The reform legislation provides that most individuals must have health insurance, will establish new regulations on health plans, and create insurance pooling mechanisms and other expanded public health care measures. PhotoMedex anticipates that out of the reform legislation will come a reduction in Medicare spending on services provided by hospitals and other providers and a form of sales or excise tax on the medical device manufacturing sector.

Various healthcare reform proposals have also emerged at the state level. PhotoMedex cannot predict what healthcare initiatives, if any, will be implemented at the federal or state level, or the effect any future legislation or regulation will have on PhotoMedex. However, an expansion in government’s role in the U.S. healthcare industry may lower reimbursements for PhotoMedex’s products, reduce medical procedure volumes and adversely affect PhotoMedex’s business, possibly materially. In addition, if the excise taxes contained in the House or Senate health reform bills are enacted into law, PhotoMedex’s operating expenses resulting from such an excise tax and results of operations would be materially and adversely affected.

If the effectiveness and safety of PhotoMedex’s devices are not supported by long-term data, PhotoMedex’s revenues could decline.

PhotoMedex’s products may not be accepted in the market if PhotoMedex does not produce clinical data supported by the independent efforts of clinicians. PhotoMedex received clearance from the FDA for the use of the XTRAC system to treat psoriasis based upon PhotoMedex’s study of a limited number of patients. Safety and efficacy data presented to the FDA for the XTRAC system was based on studies on these patients. For the treatment of vitiligo, atopic dermatitis, and leukoderma, PhotoMedex has received clearance from the FDA for the use of the XTRAC system based primarily on a showing of substantial equivalence to other previously cleared predicate devices. However, PhotoMedex may discover that physicians will expect clinical data on such treatments with the XTRAC system. PhotoMedex also may find that data from longer-term psoriasis patient follow-up studies may be inconsistent with those indicated by PhotoMedex’s relatively short-term data. If longer-term patient studies or clinical experience indicate that treatment with the XTRAC system does not provide patients with sustained benefits or that treatment with PhotoMedex’s product is less effective or less safe than PhotoMedex’s current data suggests, PhotoMedex’s revenues could decline. In addition, the FDA could then bring legal or regulatory enforcement actions against the Company and/or its products including, but not limited to, recalls or requirements for pre-market 510(k) authorizations. PhotoMedex can give no assurance that its data will be substantiated in studies involving more patients. In such a case, PhotoMedex may never achieve significant revenues or profitability.

Certain indications for use for the PTL light-based products are permitted in Europe and elsewhere in the world, but are not approved or cleared for marketing in the U.S. Such approvals/clearances in the U.S. could be costly and take significant time to obtain. If PhotoMedex is ultimately not approved or cleared to market the devices for these additional indications for use in the U.S., it is uncertain whether the products will be successful in the U.S.

If PhotoMedex is found to be promoting the use of its devices for unapproved or “off-label” uses or engaging in other noncompliant activities, PhotoMedex may be subject to recalls, seizures, fines, penalties, injunctions, adverse publicity, prosecution, or other adverse actions, resulting in damage to its reputation and business.

PhotoMedex’s labeling, advertising, promotional materials, and user training materials must comply with the FDA and other applicable laws and regulations, including the prohibition of the promotion of a medical device for a use that has not been cleared or approved by the FDA. Use of a device outside its cleared or approved indications is known as “off-label” use. If the FDA determines that PhotoMedex’s labeling, advertising, promotional materials, or user training materials, or representations made by Company personnel, include the promotion of an off-label use for the device, the agency could take the position that these materials have misbranded PhotoMedex’s devices and request that PhotoMedex modifies its labeling, advertising, or user training or promotional materials and/or subject PhotoMedex to regulatory or legal enforcement actions, including the issuance of an Untitled Letter or a Warning Letter, injunction, seizure, recall, adverse publicity, civil penalties, criminal penalties, or other adverse actions. It is also possible that other federal, state, or foreign enforcement authorities might take action if they consider PhotoMedex’s labeling, advertising, promotional, or user training materials to constitute promotion of an unapproved use, which could result in significant fines, penalties, or other adverse actions under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, PhotoMedex’s reputation could be damaged and adoption of the products would be impaired. Although PhotoMedex intends to refrain from statements that could be considered off-label promotion of its products, the FDA or another regulatory agency could disagree and conclude that PhotoMedex has engaged in off-label promotion. For example, PhotoMedex has made statements regarding some of its devices that the FDA may view as off-label promotion. In addition, any such off-label use of PhotoMedex’s products may increase the risk of injury to patients, and, in turn, the risk of product liability claims. Product liability claims are expensive to defend and could divert PhotoMedex’s management’s attention and result in substantial damage awards against PhotoMedex.

PhotoMedex may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws and regulations and could face substantial penalties if PhotoMedex is unable to fully comply with such laws.

While PhotoMedex does not control referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, many healthcare laws and regulations apply to PhotoMedex’s business. For example, PhotoMedex could be subject to healthcare fraud and abuse and patient privacy regulation and enforcement by both the federal government and the states in which PhotoMedex conducts its business. The healthcare laws and regulations that may affect PhotoMedex’s ability to operate include:

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the federal healthcare programs’ Anti-Kickback Law, which prohibits, among other things, persons or entities from soliciting, receiving, offering or providing remuneration, directly or indirectly, in return for or to induce either the referral of an individual for, or the purchase order or recommendation of, any item or service for which payment may be made under a federal healthcare program such as the Medicare and Medicaid programs;

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federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent, or are for items or services not provided as claimed and which may apply to entities like PhotoMedex to the extent that PhotoMedex’s interactions with customers may affect their billing or coding practices;

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the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which established new federal crimes for knowingly and willfully executing a scheme to defraud any healthcare benefit program or making false statements in connection with the delivery of or payment for healthcare benefits, items or services, as well as leading to regulations imposing certain requirements relating to the privacy, security and transmission of individually identifiable health information; and

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state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers, and state laws governing the privacy of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Recently, the medical device industry has been under heightened scrutiny as the subject of government investigations and regulatory or legal enforcement actions involving manufacturers who allegedly offered unlawful inducements to potential or existing customers in an attempt to procure their business, including arrangements with physician consultants. If PhotoMedex’s operations or arrangements are found to be in violation of any of the laws described above or any other governmental regulations that apply to PhotoMedex, PhotoMedex may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment or restructuring of its operations. Any penalties, damages, fines, exclusions, curtailment or restructuring of PhotoMedex’s operations could adversely affect its ability to operate its business and its financial results. The risk of PhotoMedex’s being found in violation of these laws is increased by the fact that many of these laws are broad and their provisions are open to a variety of interpretations. Any action against PhotoMedex for violation of these laws, even if PhotoMedex successfully defends against it, could cause PhotoMedex to incur significant legal expenses and divert its management’s attention from the operation of its business. If the physicians or other providers or entities with whom PhotoMedex does business are found to be non-compliant with applicable laws, they may be subject to sanctions, which could also have a negative impact on PhotoMedex’s business.

PhotoMedex’s failure to obtain or maintain necessary FDA clearances or approvals, or equivalents thereof in relevant foreign markets, could hurt its ability to distribute and market its products.

PhotoMedex’s laser products are considered medical devices and are subject to extensive regulation in the U.S. and in foreign countries where PhotoMedex intends to do business. In addition, certain of PhotoMedex’s skincare products and product candidates may fall under the regulatory purview of various centers at the FDA and in other countries by similar health and regulatory authorities. As PhotoMedex seeks to expand sales of its skincare products outside the U.S., PhotoMedex may encounter requirements that it did not anticipate or that it may not be able to satisfy.

Each medical device that PhotoMedex wishes to market in the U.S. must first receive either 510(k) clearance or premarket approval from the FDA unless an exemption applies. Either process can be lengthy and expensive. The FDA’s 510(k) clearance process may take from three to twelve months, or longer, and may or may not require human clinical data. The premarket approval process is much more costly and lengthy. It may take from eleven months to three years, or even longer, and will likely require significant supporting human clinical data. Delays in obtaining regulatory clearance or approval could adversely affect PhotoMedex’s revenues and profitability. Although PhotoMedex has obtained 510(k) clearances for its XTRAC system for use in treating psoriasis, vitiligo, atopic dermatitis and leukoderma, and 510(k) clearances for its Omnilux devices as well as extensive 510(k) clearances for its surgical products, PhotoMedex’s clearances may be subject to revocation if post-marketing data demonstrates safety issues or lack of effectiveness. Similar clearance processes may apply in foreign countries. Further, more stringent regulatory requirements or safety and quality standards may be issued in the future with an adverse effect on PhotoMedex’s business.

Although cosmetic products are not subject to any FDA premarket approval or clearance process, they must, nonetheless, comply with the FDA’s formulation and labeling requirements or such products may be considered adulterated or misbranded by the agency which could subject PhotoMedex to potential regulatory or legal enforcement actions. Similar, or more stringent, requirements may apply in foreign jurisdictions as well. PhotoMedex may also find that if its cosmetic products compete with a third-party’s drug product, competitive and regulatory pressure may be applied against the cosmetic products. Some cosmetic products may be viewed by the FDA as drugs or devices to a large extent based upon the promotional claims or ingredients. Because there is a degree of subjectivity in determining whether marketing materials or statements constitute product claims and whether they involve drug claims, our claims and our interpretation of applicable regulations may be challenged, which could harm our business.

Sunscreen products that contain ingredients or make claims beyond those identified by the FDA in its sunscreen monograph and corresponding guidance documents are considered unapproved new drugs. The FDA may view some of our sunscreen products as new drugs if the FDA determines that our formula and/or claims are not in compliance with the monograph or applicable guidance.

Certain indications for use for PhotoMedex’s PTL light-based products are permitted in Europe and elsewhere in the world, but are not cleared or approved for marketing in the U.S. Such clearances or approvals could be costly and take significant time to obtain. If PhotoMedex is not approved or cleared to market the indications for use in the U.S., it is uncertain whether the products will be successful in the U.S.

PhotoMedex has modified some of its products and sold them under prior 510(k) clearances. The FDA could decide the modifications required new 510(k) clearances and require PhotoMedex to cease marketing and/or recall the modified products.

Any modification to one of PhotoMedex’s 510(k) cleared devices that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or a pre-market approval. PhotoMedex may be required to submit pre-clinical and clinical data depending on the nature of the changes. PhotoMedex may not be able to obtain additional 510(k) clearances or pre-market approvals for modifications to, or additional indications for, its existing products in a timely fashion, or at all. Delays in obtaining future clearances or approvals would adversely affect its ability to introduce new or enhanced products into the market in a timely manner, which in turn would harm its revenue and operating results. PhotoMedex has modified some of its marketed devices, but PhotoMedex believes that new 510(k) clearances or pre-market approvals are not required. PhotoMedex cannot be certain that the FDA would agree with any of its decisions not to seek new 510(k) clearances or pre-market approvals. If the FDA requires PhotoMedex to seek new 510(k) clearance or a pre-market approval for any modification, PhotoMedex also may be required to cease marketing and/or recall the modified device until PhotoMedex obtains such 510(k) clearance or pre-market approval. The FDA could also bring legal or regulatory enforcement action against the Company or its products.

PhotoMedex’s market acceptance in international markets requires regulatory approvals from foreign governments and may depend on third party reimbursement of participants’ cost.

PhotoMedex has introduced its XTRAC system into markets in more than 30 countries in Europe, the Middle East, the Far East Asia, Southeast Asia, Australia, South Africa, and parts of Central and South America. PhotoMedex intends to expand the number of countries in these markets where PhotoMedex distributes its products through the network of distributors which PTL and GlobalMed have built. PhotoMedex cannot be certain that its distributors will be successful in marketing XTRAC systems in these or other countries or that its distributors will purchase XTRAC systems beyond their current contractual obligations or in accordance with PhotoMedex’s expectations.

PhotoMedex is regularly audited on the compliance of its quality systems with applicable requirements, which can be extensive and complex and subject to change due to evolving interpretations and changing requirements. Adverse audit findings could negatively affect PhotoMedex’s ability to market its products.

Even if PhotoMedex obtains and maintains the necessary foreign regulatory registrations or approvals, market acceptance of PhotoMedex’s products in international markets may be dependent, in part, upon the availability of reimbursement within applicable healthcare payment systems. Reimbursement and healthcare payment systems in international markets vary significantly by country, and include both government-sponsored healthcare and private insurance. PhotoMedex may seek international reimbursement approvals for its products, but PhotoMedex cannot assure you that any such approvals will be obtained in a timely manner, if at all. Failure to receive international reimbursement approvals in any given market could have a material adverse effect on the acceptance or growth of PhotoMedex’s products in that market or others.

If PhotoMedex or its third-party manufacturers or suppliers fail to comply with the FDA’s Quality System Regulation or any applicable state equivalent, PhotoMedex’s manufacturing operations could be interrupted and PhotoMedex’s potential product sales and operating results could suffer.

PhotoMedex and some of its third-party manufacturers and suppliers are required to comply with some or all of the FDA’s drug Good Manufacturing Practices or its Quality System Regulation, or QSR, that delineates the design controls, document controls, purchasing controls, identification and traceability, production and process controls, acceptance activities, nonconforming product requirements, corrective and preventive action requirements, labeling and packaging controls, handling, storage, distribution, and installation requirements, records requirements, servicing requirements, and statistical techniques potentially applicable to the production of PhotoMedex’s medical devices. PhotoMedex and its manufacturers and suppliers are also subject to the regulations of foreign jurisdictions regarding the manufacturing process if PhotoMedex markets its products overseas. The FDA enforces the QSR through periodic and announced or unannounced inspections of manufacturing facilities. PhotoMedex’s facilities have been inspected by the FDA and other regulatory authorities, and PhotoMedex anticipates that it and certain of its third-party manufacturers and suppliers will be subject to additional future inspections. If PhotoMedex’s facilities or those of its manufacturers or suppliers are found to be in non-compliance or fail to take satisfactory corrective action in response to adverse QSR inspectional findings, FDA could take legal or regulatory enforcement actions against PhotoMedex and/or its products, including but not limited to the cessation of sales or the recall of distributed products, which could impair PhotoMedex’s ability to produce its products in a cost-effective and timely manner in order to meet its customers’ demands. PhotoMedex may also be required to bear other costs or take other actions that may have a negative impact on its future sales and its ability to generate profits.

Current regulations depend heavily on administrative interpretation. If the FDA does not believe that PhotoMedex is in substantial compliance with applicable FDA regulations, the agency could take legal or regulatory enforcement actions against the Company and/or its products. PhotoMedex is also subject to periodic inspections by the FDA, other governmental regulatory agencies, as well as certain third-party regulatory groups. Future interpretations made by the FDA or other regulatory bodies made during the course of these inspections may vary from current interpretations and may adversely affect PhotoMedex’s business and prospects. The

FDA’s and foreign regulatory agencies’ statutes, regulations, or policies may change, and additional government regulation or statutes may be enacted, which could increase post-approval regulatory requirements, or delay, suspend, prevent marketing of any cleared / approved products or necessitate the recall of distributed products. PhotoMedex cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the U.S. or abroad.

Recently, the medical device industry has been under heightened FDA scrutiny as the subject of government investigations and enforcement actions. If PhotoMedex’s operations and activities are found to be in violation of any FDA laws or any other governmental regulations that apply to PhotoMedex, PhotoMedex may be subject to penalties, including civil and criminal penalties, damages, fines, and other legal and/or agency enforcement actions. Any penalties, damages, fines, or curtailment or restructuring of PhotoMedex’s operations or activities could adversely affect its ability to operate its business and its financial results. The risk of PhotoMedex being found in violation of FDA laws is increased by the fact that many of these laws are broad and their provisions are open to a variety of interpretations. Any action against PhotoMedex for violation of these laws, even if PhotoMedex successfully defends against it, could cause PhotoMedex to incur significant legal expenses and divert its management’s attention from the operation of its business. Where there is a dispute with a federal or state governmental agency that cannot be resolved to the mutual satisfaction of all relevant parties, the Company may determine that the costs, both real and contingent, are not justified by the commercial returns to the Company from maintaining the dispute or the product.

Various claims, design features or performance characteristics of Company drugs, medical devices, and cosmetic products, that the Company regarded as permitted by the FDA without marketing clearance or approval, may be challenged by the FDA or state regulators. The FDA or state regulatory authorities may find that certain claims, design features or performance characteristics, in order to be made or included in the products, may have to be supported by further studies and marketing clearances or approvals, which could be lengthy, costly and possibly unobtainable.

The Lumiere Excel and Lumiere Spa products are LED therapy products sold to tanning salons and spas. In 2011, the Texas Department of State Health Services (DSHS) challenged the Company’s and its customers’ right to make certain marketing claims for its Lumiere LED products. The Company is in the process of revising labeling and marketing materials to address Texas DSHS concerns. Moreover, Texas DSHS raised an issue regarding whether the Lumiere products could be marketed without FDA premarket notification (510(k)) clearance. Texas DSHS had requested that the Company seek FDA feedback on the regulatory/marketing status of the Lumiere products. Prior to the Company engaging the FDA on this topic, the FDA issued a December 21, 2011 letter to the Indoor Tanning Association indicating that products, similar to the Lumiere, require 510(k) clearance. Despite the fact that the FDA issued a November 18, 2004 letter stating that the Lumiere did not require 510(k) clearance, the Company may need to seek 510(k) clearance for the Lumiere products to continue marketing them. In the same general timeframe as the issuance of the December 21 FDA letter, Texas DSHS began to detain Lumiere products that it identified at various tanning salons and spas which it visited for inspection. The State of New York also has asked for a 510(k) number for the Lumiere products. Other states could potentially take similar actions. The Company suspended shipments of Lumiere into the State of Texas in early September 2011, pending resolution of the Lumiere issues.

Similarly, the FDA conducted an inspection of a Company facility in the third quarter of 2011. Besides issuing a Form FDA-483 (list of inspectional observations) related to certain good manufacturing practice issues, the FDA questioned certain claims that the Company was making with respect to certain of its wound care products. The Company has responded in writing to the FDA, addressing the list of observations as well as the FDA’s concern about wound care product claims. The Company has not yet received any response from the FDA after submitting its written response. The Company also has not received an FDA Establishment Inspection Report for this inspection. The Company is in the process of amending certain claims and assessing the need for additional marketing clearance or approval for certain of the wound care products.

The FDA determines whether a product is a cosmetic or a drug to a large extent based upon the claims made for the product. Because there is a degree of subjectivity in determining whether marketing materials or statements constitute product claims and whether they involve improper drug claims, our claims and our interpretation of applicable regulations may be challenged, which could harm our business.

Risk Factors Relating to Radiancy

Because a substantial portion of Radiancy’s revenue is generated from its consumer business, if Radiancy fails to accurately forecast consumer demand and trends in consumer preferences, or if there is a decline in discretionary consumer spending, then its revenues and profitability could decline.

Consumers in the aesthetic and skincare products industry have tastes, preferences and loyalties that are subject to change. If Radiancy does not keep up with consumer preferences and trends, or if Radiancy does not accurately forecast such preferences and trends, its sales revenues may decline or its reputation may suffer. The success of Radiancy’s business depends to a significant extent upon discretionary consumer spending, which is subject to a number of factors, including general economic conditions, consumer confidence, employment levels, business conditions, interest rates, availability of credit, inflation and taxation. Adverse trends in any of these economic indicators may cause consumer spending to decline further, which could hurt its sales and profitability.

Because a significant portion of Radiancy’s sales are made to or through retailers and distributors, none of which have any ongoing obligation to sell its products, the failure or inability of these parties to sell its products effectively could hurt Radiancy’s revenue and profitability.

Sales made through retailers and distributors constitute a significant part of Radiancy’s sales revenue. These retailers and distributors are not obligated to sell its products, and may choose to end their relationship with Radiancy. Even if Radiancy maintains a business relationship with such retailers and distributors, they may sell competing products or may not be able to sell its products. Maintaining business relationships with these retailers and distributors and their continued success is important to maintaining Radiancy’s revenues and profitability.

Radiancy’s products are sold in many international markets and sales in these international markets have and are expected to continue to be a significant part of its overall sales; adverse economic conditions in these countries might hurt its revenue and profitability.

Global economic conditions continue to be challenging. Although the economy appears to be recovering in some countries, it is not possible for Radiancy to predict the extent and timing of any improvement in global economic conditions. Even with continued growth in many of Radiancy’s markets during this period, the economic downturn could adversely impact its business in the future by causing a decline in demand for Radiancy’s products, particularly if the economic conditions are prolonged or worsen.

Product returns could exceed Radiancy’s estimates.

Radiancy offers consumers who purchase the no!no!® products directly from Radiancy an unconditional full 60 days money-back guarantee. Radiancy also permits its retailers and home shopping channels to return products, subject to limitations. Radiancy establishes revenue reserves for product returns based on historical experience, estimated channel inventory levels and other factors. If product returns exceed its reserve estimates, the excess would offset reported revenue, which could hurt its reported financial results.

Radiancy’s industry is intensely competitive and its competitors have greater resources and other competitive advantages over Radiancy.

The markets for Radiancy products are intensely competitive. Its results of operations may be harmed by market conditions and competition in the future. Many competitors have much greater name recognition and financial resources than Radiancy has, which may give them a competitive advantage. For example, Radiancy’s no!no!® hair removal products compete directly with branded, premium retail products and other light based products of public companies such as Syneron and Palomar. In addition, due to regulatory restrictions concerning claims about the efficacy of personal care products, Radiancy may have difficulty differentiating its products from other competitive products, and competing products entering the personal care could harm its revenue.

Also, Radiancy products are energy based. As such, energy-based aesthetic products may face competition from non energy-based medical products, such as Botox, an injectable compound used to reduce wrinkles, and collagen injections. Other alternatives to the use of Radiancy’s products include electrolysis, a procedure involving the application of electric current to eliminate hair follicles, and chemical peels. In addition Radiancy may also face competition from manufacturers of pharmaceutical and other products that have not yet been developed.

A major part of Radiancy’s business depends on its no! no!® brand, and if Radiancy is not able to maintain and enhance its brand, its business and operating results may be harmed.

Radiancy believes that market awareness of its no!no!® brand in the United States, Canada, Japan and the U.K. has contributed significantly to the success of its business. Radiancy also believes that maintaining and enhancing the no!no!® brand is critical to maintaining its competitive advantage. As Radiancy continues to grow in size, expand its products and extend its geographic reach, the control over the marketing messages and the premium presentation of its products might be affected, and thus its brand value might be damaged.

Our no!no! Hair Products do not currently have FDA marketing clearance, nor do we have any FDA approved marketing claims we can make regarding the efficacy of these products.

The marketing and sale of our no!no! Hair family of consumer products in the United States, a market that accounted for approximately 47% of the total sales of this line of products for the year ended December 31, 2010, do not currently require FDA marketing clearance. Accordingly, our no!no! Hair products do not have any FDA approved indications as to their efficacy in terms of long term or permanent hair removal or reduction in hair re-growth. Accordingly, we are subject to limitations on the advertising claims we are allowed to make regarding the hair removal and hair reduction effects of our products. Should the FDA or a change in current regulations require that our no!no! Hair products be FDA-cleared for marketing and sale in the U.S. we may be required to incur significant expense and engage in a time consuming process seeking such approvals, and if we were unable to obtain the required FDA approvals for these products or as necessary to make certain claims about the efficacy of the products, our sales of these products in the U.S. could be materially adversely affected.

Radiancy’s marketing campaigns and advertising may be attacked as false and misleading, and its media spending might not result in increased net sales or generate the levels of product and brand name awareness Radiancy desires. Radiancy might not be able to increase its net sales at the same rate as Radiancy increases its advertising and marketing expenditures.

Radiancy’s future growth and profitability will depend in part on the effectiveness and efficiency of its marketing campaigns and media spending, including its ability to:

•	create greater awareness of its products and brand name;

•	determine the appropriate creative message and media mix for future expenditures; and

•	effectively manage advertising costs, including creative and media costs, to maintain acceptable costs in relation to sales levels and operating margins.

Radiancy infomercials and advertising may not result in increased sales or generate desired levels of product and brand name awareness, may be attacked as false and misleading, and Radiancy may not be able to increase its net sales at the same rate as Radiancy increases its advertising expenditures or may be required to defend against inaccurate claims of false advertising. We are currently the subject of certain legal proceedings relating to our advertising claims in the U.S. We have voluntarily made changes to our advertising as part of our usual process for reviewing and updating our advertising through the various media and sales channels we rely upon, and which address certain of the claims made in these matters. These changes have not adversely affected our sales of the no!no! Hair products in the U.S. to date, however we may be required to make other changes in the future in response to existing or potential legal proceedings that could materially and adversely affect such sales.

Radiancy periodically updates the content of its infomercials and revises its product offerings. If customers are not as receptive to new infomercial content or product offerings, its sales through its infomercial sales channel will decline. In addition, if there is a marked increase in the price Radiancy pays for its media time, the cost-effectiveness of its infomercials will decrease. If Radiancy infomercials are broadcast during times when viewership is low, this could also result in a decrease of the cost-effectiveness of such broadcasts, which could cause its results of operations to suffer. Also, to the extent Radiancy has committed in advance for broadcast time for its infomercials, Radiancy would have fewer resources available for potentially more effective distribution channels.

Radiancy is subject to litigation that will be costly to defend or pursue and uncertain in its outcome. Radiancy is also threatened, from time to time, with future litigation.

Our business may bring us into conflict with our with our competitors, licensees or others with whom we have contractual or other business relationships, or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. Any such litigation is expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business. We cannot predict what the outcome will be in any ongoing or threatened litigations, and any adverse results in any such litigations may also materially and negatively impact our business, the market price of our common stock, cash flow, prospects, revenues, profitability, capital expenditures or other material adverse effects on our business, reputation, results of operations, financial condition or liquidity.

We are currently party to the following litigations:

On November 5, 2010, TRIA Beauty, Inc. (“TRIA”) filed a complaint against Radiancy in the United States District Court for the Northern District of California. An amended complaint was filed on July 22, 2011. In the amended complaint, TRIA alleges that Radiancy is liable for false advertising and trademark infringement under the Lanham Act and related California state law causes of action with respect to certain of Radiancy’s advertising claims for its at-home hair removal and acne treatment products and its alleged use of TRIA’s registered trademarks in paid internet searches. TRIA’s complaint seeks damages in an unspecified amount, costs, attorney’s fees, corrective advertising, as well as preliminary and permanent injunctive relief. On December 15, 2010, Radiancy answered TRIA’s complaints, and filed counterclaims based on TRIA’s false and misleading advertising for its TRIA Hair and TRIA Acne products.

On January 6, 2011 Radiancy filed a complaint against TRIA in the Supreme Court of the State of New York for unfair competition; tortuous interference with contractual relations; misappropriation and exploitation of Radiancy’s confidential and proprietary information.

From time to time, Radiancy is also threatened with individual and class action litigations involving our business, products, advertisements, packaging, labeling, consumer claims, contracts, agreements, intellectual property or FDA matters, licenses and other areas involving us and our business. The outcome or effect on us or our business, the market price of our common stock, cash flows, prospects, revenues, profitability, capital expenditures, reputation, demand for our products, results of operations, financial condition or liquidity of any future litigation cannot be predicted by us.

On November 16, 2011, Radiancy received a demand letter from Milstein Adelman LLP. (the “Milstein Letter”). The Milstein Letter alleges that Radiancy has violated and continues to violate provisions of the California Consumer Legal Remedies Act, California Civil Code section 1750 with respect to its marketing and advertising of the no!no! Hair Removal System. The Milstein Letter further alleges that Radiancy’s conduct violates California’s Unfair Competition Law, False Advertising Law and Health and Safety Code and requests restitution for a purported Class of consumers. Additionally, on November 21, 2001, we received a second demand letter of a similar nature from another law firm. As of the date of this prospectus, we are not aware of the initiation of any formal legal proceedings or complaints having been filed against Radiancy in connection with either letter. While it is not feasible to predict the timing of any formal legal proceedings or the outcome thereof, which outcome may not be able to be determined for a prolonged period of time, Radiancy intends to vigorously defend any and all threatened or actual legal, regulatory and other actions and claims that may be filed, including with respect to both letters.

Litigation is inherently unpredictable and may:

•

result in rulings that are materially unfavorable to us, including claims for significant damages, fines or penalties, and administrative remedies, or other rulings that prevent us from operating our business in a certain manner;

•	cause us to change our business operations to avoid perceived risks associated with such litigation; and

•	require the expenditure of significant time and resources, which may divert the attention of management and interfere with the pursuit of our strategic objectives.

While we maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover the total amount of all insured claims and liabilities. It also is not possible to obtain insurance against all potential risks and liabilities. If any litigation were to have a material adverse result, there could be a material impact on our results of operations, cash flows or financial position.

Radiancy depends on search engines and other online sources to attract visitors to its websites, and if Radiancy is unable to attract these visitors and convert them into customers in a cost-effective manner, its business and financial results may be harmed.

A major part of Radiancy’s direct response campaign success depends on its ability to attract online consumers to its websites and convert them into customers in a cost-effective manner. Radiancy depends, in part, on search engines and other online sources for its website traffic. Radiancy is included in search results as a result of both paid-search listings, where Radiancy purchases specific search terms that will result in the inclusion of its listing, and algorithmic searches that depend upon the searchable content on its sites. Search engines and other online sources revise their algorithms from time to time in an attempt to optimize their search results.

If one or more of the search engines or other online sources on which Radiancy relies for website traffic were to modify its general methodology for how it displays its websites, resulting in fewer consumers clicking through to its websites, its sales could suffer. If any free search engine on which Radiancy relies begins charging fees for listing or placement, or if one or more of the search engines or other online sources on which Radiancy relies for purchased listings, modifies or terminates its relationship with Radiancy, its expenses could rise, Radiancy could lose customers, and traffic to its websites could decrease.

Because Radiancy’s Japanese distributor accounts for a significant part of its business, adverse conditions or risks relating to Japan could harm its business.

Approximately 23% and 42% of Radiancy’s revenues for the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively, were generated by sales in Japan. Factors that could impact Radiancy’s results in the market include:

•	increased regulatory constraints with respect to the claims Radiancy can make regarding the efficacy of products and tools, which could limit its ability to effectively market them;

•	the Japanese economy may be adversely affected and consumer spending may be impaired as a result of the recent and potential future earthquakes, tsunami and other natural disasters in Japan;

•	significant weakening of the Japanese yen;

•	continued or increased levels of regulatory and media scrutiny and any regulatory actions taken by regulators, or any adoption of more restrictive regulations, in response to such scrutiny; and

•	increased competitive pressures from other home use aesthetic device companies who actively seek to solicit its distributors to join their businesses.

Regulatory matters governing Radiancy’s industry could decrease its net sales and increase it operating costs.

In both Radiancy’s United States and foreign markets, Radiancy is affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints. Such laws, regulations and other constraints may exist at the federal, state or local levels in the United States and at analogous levels of government in foreign jurisdictions.

The formulation, manufacturing, packaging, labeling, distribution, importation, sale and storage of Radiancy’s products are subject to extensive regulation by various federal agencies, including the FDA, the FTC, State Attorneys General in the United States, the Ministry of Health, Labor and Welfare in Japan, as well as by various other federal, state, local and international regulatory authorities in the countries in which its products are manufactured, distributed or sold. If Radiancy or its manufacturers fail to comply with those regulations, Radiancy could become subject to significant penalties or claims, which could harm its results of operations or its ability to conduct its business. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may impair the marketing of its products, resulting in significant loss of net sales.

Radiancy’s failure to comply with federal or state regulations, or with regulations in foreign markets that cover its product claims and advertising, including direct claims and advertising by Radiancy, may result in enforcement actions and imposition of penalties or otherwise harm the distribution and sale of its products. Further, Radiancy’s business is subject to laws governing its accounting, tax, and import and export activities. Failure to comply with these requirements could result in legal and/or financial consequences that might adversely affect its sales and profitability. In addition, changes in the laws, regulations and policies that affect its business, or the interpretations thereof, and actions Radiancy may take in response to such changes, could have an adverse effect on its financial results.

If Radiancy fails to manage growth effectively, its business could be disrupted which could harm its operating results.

Radiancy has experienced and may in the future experience growth in its business, both organically and through the acquisition of businesses and products. Radiancy has made and expects to continue to make significant investments to enable its future growth through, among other things, new product innovation and clinical trials for new applications and products. Radiancy must also be prepared to expand its work force and to train, motivate and manage additional employees as the need for additional personnel arises. Radiancy’s personnel, systems, procedures and controls may not be adequate to support its future operations. Any failure to effectively manage future growth could have a material adverse effect on its business, results of operations and financial condition.

Radiancy’s possession and use of personal information presents risks and expenses that could harm its business. Unauthorized disclosure or manipulation of such data, whether through breach of its network security or otherwise, could expose Radiancy to costly litigation and damage its reputation.

Maintaining Radiancy’s network security is of critical importance because its online e-commerce systems store proprietary and confidential customer data such as names, addresses, other personal information and credit card numbers. Radiancy uses commercially available encryption technology to transmit personal information when taking orders. However, third parties may be able to circumvent these security and business measures by developing and deploying viruses, worms and other malicious software programs that are designed to attack or attempt to infiltrate its systems and networks. In addition, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in a breach of customer or employee privacy. Radiancy employs contractors and temporary and part-time employees who may have access to the personal information of customers and employees. It is possible such individuals could circumvent its controls, which could result in a breach of customer privacy.

Possession and use of personal information in conducting its business subjects Radiancy to legislative and regulatory burdens that could require notification of data breach, restrict its use of personal information and hinder its ability to acquire new customers or market to existing customers. Radiancy has incurred, and will continue to incur, expenses to comply with privacy and security standards and protocols imposed by law, regulation, industry standards or contractual obligations.

If third parties improperly obtain and use the personal information of Radiancy customers, it may be required to expend significant resources to resolve these problems. A major breach of its network security and systems could have serious negative consequences for its businesses, including possible fines, penalties and damages, reduced customer demand for its products and services, harm to its reputation and brand and loss of Radiancy’s ability to accept and process customer credit card orders.

Radiancy is exposed to risks associated with credit card and payment fraud and with credit card processing, which could cause Radiancy to lose revenue.

A significant part of its sales are processed by Radiancy through credit cards or automated payment systems to pay for its products and services. Radiancy has suffered losses, and may continue to suffer losses, as a result of orders placed with fraudulent credit cards or other fraudulent payment data. For example, under current credit card practices, Radiancy may be liable for fraudulent credit card transactions if Radiancy does not obtain a cardholder’s signature, a frequent practice in internet sales. Radiancy employs technology solutions to help Radiancy detect fraudulent transactions. However, the failure to detect or control payment fraud could cause Radiancy to lose sales and revenue.

Any significant interruptions in the operations of its third-party call centers could cause Radiancy to lose sales and disrupt its ability to process orders and deliver its solutions in a timely manner.

Radiancy relies on third-party call centers to sell its products, respond to customer service and technical support requests and process orders. Any significant interruption in the operation of these facilities, including an interruption caused by its failure to successfully expand or upgrade its systems or to manage these expansions or upgrades, could reduce its ability to receive and process orders and provide products and services, which could result in lost and cancelled sales and damage to Radiancy’s brand and reputation.

As Radiancy grows, Radiancy will need more capacity from those existing call centers, or Radiancy will need to identify and contract with new call centers. Radiancy may not be able to continue to locate and contract for call center capacity on favorable terms, or at all. Additionally, the rates those call centers charge Radiancy may increase, or those call centers may not continue to provide service at the current levels.

If Radiancy’s third-party call center operators do not convert inquiries into sales at expected rates, its ability to generate revenue could be impaired. Training and retaining qualified call center operators is challenging, and if Radiancy does not adequately train its third party call center operators, they will not convert inquiries into sales at an acceptable rate.

Many of Radiancy’s expenses are fixed and many are based, in significant part, on its expectations of its future revenue and are incurred prior to the sale of its products and services. Therefore, any significant decline in revenue for any period could have an immediate negative impact on its margins, net income and financial results for the period.

Radiancy’s expense levels are based, in significant part, on its estimates of future revenue and many of these expenses are fixed in the short term. As a result, Radiancy may be unable to adjust its spending in a timely manner if its revenue falls short of its expectations. Accordingly, any significant shortfall of revenue in relation to its estimates could have an immediate negative effect on its profitability. In addition, as its business grows, Radiancy anticipates increasing its operating expenses to expand its product development, technical support, sales and marketing and administrative organizations. Any such expansion could cause material losses to the extent Radiancy does not generate additional revenue sufficient to cover the additional expenses.

Radiancy may need to raise additional funds to pursue its growth strategy or continue its operations, and Radiancy may be unable to raise capital when needed.

From time to time, Radiancy may seek additional equity or debt financing to provide for the capital expenditures required to finance working capital requirements, continue its expansion, develop new products and services or make acquisitions or other investments. In addition, if its business plans change, general economic, financial or political conditions in its markets change, or other circumstances arise that have a material effect on its cash flow, the anticipated cash needs of its business as well as its conclusions as to the adequacy of its available sources of capital could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring Radiancy to raise additional capital. Radiancy cannot predict the timing or amount of any such capital requirements at this time. If financing is not available on satisfactory terms, or at all, Radiancy may be unable to expand its business or to develop new business at the rate desired and its results of operations may suffer.

If Radiancy is unable to adequately protect or enforce its rights to intellectual property or secure patents right to technologies that Radiancy develops, Radiancy may, experience reduced market share, assuming any, or incur costly litigation to, enforce, maintain or protect such rights.

Radiancy’s success depends in part on its ability to maintain patent protection for its products, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. There can be no assurance that its pending patent applications will result in patents being issued, or that its competitors will not circumvent, or challenge the validity of, any patents issued to Radiancy. There can be no assurance that measures taken by Radiancy to protect its proprietary information will prevent the unauthorized disclosure or use of this information or that others will not be able to independently develop such information. In addition, in the event that another party infringes its patent rights or other proprietary rights, the enforcement of such rights can be a lengthy and costly process, with no guarantee of success. Moreover, there can be no assurance that claims alleging infringement by Radiancy of the proprietary rights of others will not be brought against Radiancy in the future or that any such claims will not be successful. If Radiancy is unable to maintain the proprietary nature of its technologies, its ability to market or be competitive with respect to some or all of its products may be affected, which could reduce its sales and affect its ability to become profitable.

There can be no assurance that Radiancy’s pending patent applications will result in patents being issued or that its competitors will not circumvent, or challenge the validity of, any patents issued to Radiancy. In addition, Radiancy may have to resort to costly and time consuming litigation to protect or enforce its rights under certain intellectual property, or to determine their scope, validity or enforceability. Enforcing or defending its rights will be expensive, could cause significant diversion of Radiancy’s resources and may not prove successful. Any failure to enforce or protect its rights could cause Radiancy to lose the ability to exclude others from using its technologies to develop or sell competing products.

Radiancy’s trademarks are limited in scope and geographic coverage and may not significantly distinguish Radiancy from its competition. Radiancy’s patents are also limited in scope and geographic coverage and may not adequately protect Radiancy from products offered by our competitors.

Radiancy owns several federal and international trademark registrations and has federal trademark applications pending in the United States and abroad for additional trademarks. Even if federal registrations are granted to Radiancy, its trademark rights may be challenged. It is also possible that its competitors will adopt trademarks similar to Radiancy’s, thus impeding its ability to build brand identity and possibly leading to customer confusion. Third parties could register trademarks that are similar to Radiancy’s in the United States and overseas. Radiancy could incur substantial costs in prosecuting or defending trademark infringement suits. If Radiancy fails to effectively enforce its trademark rights, its competitive position and brand recognition may be diminished.

Radiancy’s policy is to file patent applications and to protect certain technology, inventions and improvements that are commercially important to the development of Radiancy’s business. Radiancy’s strategy has been to apply for and maintain patent protection for inventions and their applications which it believes has potential commercial value in countries that offer significant market potential. Radiancy is unable to file patent applications covering all of its products in every country and as a result its patents are also limited in scope and geographic coverage and may not protect Radiancy from competing products in those markets.

Radiancy must monitor and protect its internet domain names to preserve their value. Radiancy may be unable to prevent third parties from acquiring domain names that are similar to, infringe on or otherwise decrease the value of its trademarks.

Third parties may acquire substantially similar domain names that decrease the value of Radiancy’s domain names and trademarks and other proprietary rights which may hurt its business. Moreover, the regulation of domain names in the United States and foreign countries is subject to change. Governing bodies could appoint additional domain name registrars or modify the requirements for holding domain names. Governing bodies could also establish additional “top-level” domains, which are the portion of the Web address that appears to the right of the “dot,” such as “com,” “gov” or “org.” As a result, Radiancy may not maintain exclusive rights to all potentially relevant domain names in the United States or in other countries in which Radiancy conducts business, which could harm its business or reputation.

Claims that Radiancy misuses the intellectual property of others could subject Radiancy to significant liability and disrupt its business.

Radiancy may become subject to material claims of infringement by competitors and other third parties with respect to current or future products, e-commerce and other web-related technologies, online business methods, trademarks or other proprietary rights. Its competitors, some of which may have substantially greater resources than Radiancy has and may have made significant investments in competing products and technologies, may have, or seek to apply for and obtain, patents, copyrights or trademarks that will prevent, limit or interfere with its ability to make, use and sell its current and future products and technologies. Radiancy may not be successful in defending allegations of infringement of these patents, copyrights or trademarks. Further, Radiancy may not be aware of all of the patents and other intellectual property rights owned by third parties that may be potentially adverse to its interests. Radiancy may need to resort to litigation to enforce its proprietary rights or to determine the scope and validity of a third party’s patents or other proprietary rights, including whether any of its products, technologies or processes infringe the patents or other proprietary rights of third parties. Radiancy may incur substantial expenses in defending against third-party infringement claims regardless of the merit of such claims. The outcome of any such proceedings is uncertain and, if unfavorable, could force Radiancy to discontinue sales of the affected products or impose significant penalties or restrictions on its business. Radiancy does not conduct comprehensive patent searches to determine whether the technologies used in its products infringe upon patents held by others. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

Radiancy’s failure to maintain its relationships with its key distributors on acceptable terms would have a material adverse effect on its results of operations and financial condition, or if Radiancy fails to effectively manage or, retain its distribution network or its sales force, its business, prospects and brand may be materially and adversely affected.

Radiancy relies on a key independent distributor for its sales in the Japanese market. Radiancy has no assurance that this distributor will continue to purchase its products at the same levels as in prior years, will purchase its new products or that such relationship will continue on favorable terms, if at all. The potential loss of this distributor may result in lower sales and profits. If Radiancy is unable to recoup these sales, it may have an adverse material negative effect on its future operating results.

Furthermore, Radiancy has a limited ability to manage the activities of its independent third-party distributors. Radiancy’s distributors could take one or more of the following actions, any of which could have a material adverse effect on its business, prospects and brand:

•	sell products that compete with its products in breach of their non-competition agreements with Radiancy;

•	violate laws or regulations;

•	fail to adequately promote its products; or

•	fail to provide proper service to its retailers or end-users.

Failure to adequately manage Radiancy’s distribution network, or the non-compliance of this network with its obligations under agreements with Radiancy could harm its corporate image among end users of its products and disrupt its sales, or result in fines or other legal action against Radiancy.

Radiancy’s costs could substantially increase if Radiancy experiences a significant number of warranty claims.

Radiancy provides 12-month product warranties against technical defects of its products. Its product warranty requires Radiancy to repair defective parts of its products, and if necessary, replace defective components. Historically, Radiancy has received a limited number of warranty claims for its products. The costs associated with Radiancy’s warranty claims have historically been relatively low. Thus, Radiancy generally does not accrue a significant liability contingency for potential warranty claims.

If Radiancy experiences an increase in warranty claims, or if its repair and replacement costs associated with warranty claims increase significantly, Radiancy will begin to incur liabilities for potential warranty claims after the sale of its products at levels that Radiancy has not previously incurred or anticipated. In addition, an increase in the frequency of warranty claims or amount of warranty costs may harm its reputation and could have a material adverse effect on its financial condition and results of operations.

If Radiancy does not continue to develop and commercialize new products and identify new markets for its products and technologies, Radiancy may not remain competitive, and its revenues and operating results could suffer.

Radiancy’s industry is subject to continuous technological development and product innovation. If Radiancy does not continue to innovate in developing new products and applications, its competitive position will likely deteriorate as other companies successfully design and commercialize new products and applications. Accordingly, its success depends in part on developing innovative applications of its technology and identifying new markets for, and applications of, existing products and technology. While Radiancy has reduced its research and development expenditures in an effort to focus its resources on selling and marketing its existing lines of products, if Radiancy is unable to develop and commercialize new products and identify new markets for its products and technology, its products and technology could become obsolete and Radiancy’s revenues and operating results could be adversely affected.

Product quality problems could lead to reduced revenue, gross margins and net income.

There can be no guarantee that Radiancy’s quality assurance testing programs will be adequate to detect all defects, either ones in individual products or ones that could affect numerous shipments, which might interfere with customer satisfaction, reduce sales opportunities, or affect gross margins. In the future, Radiancy may need to replace certain components and provide remediation in response to the discovery of defects or bugs in products that Radiancy has shipped. There can be no assurance that such a remediation, depending on the product involved, would not have a material impact. An inability to cure a product defect could result in the failure of a product line, temporary or permanent withdrawal from a product or market, damage to its reputation, inventory costs or product reengineering expenses, any of which could have a material impact on Radiancy’s revenue, margins, and net income.

Radiancy’s operating results could be negatively impacted by economic, political or other developments in countries in which Radiancy does business.

Radiancy transports some of its goods across international borders, primarily those of the U.S., Canada, Europe, Japan, and Israel. Since September 11, 2001, there has been more intense scrutiny of goods that are transported across international borders. As a result, Radiancy may face delays, and increase in costs due to such delays in delivering goods to its customers. Any events that interfere with, or increase the costs of the transfer of goods across international borders, could have a material adverse effect on its business.

Conditions in Israel affect Radiancy’s operations and may limit its ability to produce and sell its products.

Radiancy’s operating subsidiary, Radiancy, Ltd. is organized under the laws of, and operates in, Israel. Political, economic and military conditions in Israel could adversely affect its operations. Although the current hostilities in Israel have had no immediate and direct impact on Radiancy, the interruption or curtailment of trade between Israel and its trading partners, or a significant downturn in the economic or financial condition of Israel, may adversely affect the flow of vital components from its Israeli subcontractors to Radiancy. Radiancy cannot assure you that ongoing hostilities related to Israel will not have a material adverse effect on its business or our share price.

In addition, because some of Radiancy’s manufacturing and research and development facilities are located in Israel, Radiancy could experience disruption of its manufacturing, and research and development activities due to terrorist attacks or other hostilities.

If Radiancy’s facilities were to experience catastrophic loss, its operations would be seriously harmed.

Radiancy’s facilities could be subject to catastrophic loss such as fire, flood, earthquake or terrorism. All of Radiancy’s research and development activities, manufacturing, and other critical business operations are located in Israel, a country that has experienced terrorist attacks. Any such loss at any of its facilities could disrupt its operations, delay production, shipments and revenue and result in significant expense to repair and replace its facilities.

Currency exchange rate fluctuations could adversely affect Radiancy’s operating results.

Most of Radiancy’s operating expenses are denominated in New Israeli Shekel (“NIS”). Any significant fluctuation in value of the NIS may materially and adversely affect its cash flows, earnings and financial position. For example, an appreciation of NIS against the U.S. dollar would make any new NIS denominated investments or expenditures more costly to Radiancy, to the extent that Radiancy needs to convert U.S. dollars into NIS for such purposes.

Furthermore, because some of Radiancy’s business includes international business transactions, costs and prices of its products or components in overseas countries are affected by foreign exchange rate changes. As a result, foreign exchange rate fluctuations may adversely affect its business, operating results and financial condition.

Radiancy is exposed to credit risk of some of its customers.

Most of Radiancy’s sales are on an open credit basis. Radiancy monitors individual customer payment capability in granting such open credit arrangements, seeks to limit such open credit to amounts Radiancy believes the customers can pay, and maintains reserves Radiancy believes are adequate to cover exposure for doubtful accounts. Beyond its open credit arrangements, Radiancy has also experienced demands for customer financing and facilitation of leasing arrangements, which Radiancy typically refers to leasing companies unrelated to Radiancy.

Radiancy’s exposure to the credit risks may increase due to the current economic slowdown. Although Radiancy has programs in place that are designed to monitor and mitigate the associated risk, there can be no assurance that such programs will be effective in reducing its credit risks. Future credit losses, if incurred, could harm its business and have a material adverse effect on its operating results and financial condition. Radiancy maintains estimated accruals and allowances for its business terms. However, distributors tend to have more limited financial resources than other resellers and end-user customers and therefore represent potential sources of increased credit risk because they may be more likely to lack the reserve resources to meet payment obligations.

Radiancy depends upon key personnel who may terminate their employment with Radiancy at any time, and Radiancy may need to hire additional qualified personnel to continue its growth.

Radiancy’s ability to achieve its corporate objectives will depend to a significant degree upon the continued services of key management, technical and scientific personnel. Certain of its management and other employees may voluntarily terminate their employment with Radiancy at any time. The loss of the services of these or other key personnel, or the inability to attract and retain additional qualified personnel, could result in delays to product development or approval, loss of sales and diversion of management resources. In addition, Radiancy depends on its ability to attract and retain other highly skilled personnel, including research scientists. Competition for qualified personnel is intense, and the process of hiring and integrating such qualified personnel is often lengthy. Radiancy may be unable to recruit such personnel on a timely basis, if at all, which would negatively impact its development and commercialization programs.

Additionally, Radiancy does not currently maintain “key person” life insurance on the lives of its executives or any of its employees. Its lack of insurance means that Radiancy may not have adequate compensation for the loss of the services of its key employees.

If product liability claims are successfully asserted against Radiancy, Radiancy may incur substantial liabilities that may adversely affect its business or results of operations.

Radiancy may be subject to product liability claims from time to time. Its products are highly complex and some are used to treat delicate skin conditions on and near a patient’s face. Radiancy believes it maintains adequate levels of product liability insurance but product liability insurance is expensive and Radiancy might not be able to obtain product liability insurance in the future on acceptable terms or in sufficient amounts to protect Radiancy, if at all. A successful claim brought against Radiancy in excess of its insurance coverage could have a material adverse effect on its business, results of operations and financial condition.

It may be difficult for Photomedex’s stockholders to effect service of process against Radiancy’s subsidiaries or Radiancy’s officers and directors.

Radiancy’s operating subsidiaries and substantially all of its assets are located outside of the United States. Radiancy’s stockholders may find it difficult to enforce their legal rights based on the civil liability provisions of the United States Federal securities laws against Radiancy in the courts of either the United States or Israel and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the Israeli courts. In addition, it is unclear if extradition treaties in effect between the United States and Israel would permit effective enforcement against Radiancy or those of Radiancy’s officers and directors that reside outside the United States of criminal penalties, under the United States Federal securities laws or otherwise.

Radiancy’s operations may be disrupted by the obligation of its personnel to perform military service.

Many of Radiancy’s employees in Israel are obligated to perform annual military reserve duty in the Israeli Defense Forces and may be called to active duty under emergency circumstances at any time. If a military conflict or war arises, these individuals could be required to serve in the military for extended periods of time. Radiancy’s operations could be disrupted by the absence for a significant period of one or more of its executive officers or a significant number of its other employees due to reserve duty.

Risks Related to Radiancy’s Regulatory Matters

Radiancy’s failure to obtain and maintain FDA clearances or approvals on a timely basis, or at all, would prevent Radiancy from commercially distributing and marketing current or upgraded products in the United States, which could severely harm our business.

Radiancy products are subject to rigorous regulation by the FDA and numerous other federal, state and foreign governmental authorities. The process of obtaining regulatory clearances or approvals to market a medical device can be costly and time consuming, and Radiancy may not be able to obtain these clearances or approvals on a timely basis, if at all. In particular, the FDA permits commercial distribution of a new medical device only after the device has received clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act, or is the subject of an approved premarket approval application, or PMA, unless the device is specifically exempt from those requirements. The FDA will clear marketing of a lower risk medical device through the 510(k) process if the manufacturer demonstrates that the new product is substantially equivalent to other 510(k)-cleared products. High risk devices deemed to pose the greatest risk, such as life-sustaining, life-supporting, or implantable devices, or devices not deemed substantially equivalent to a previously cleared device, require the approval of a PMA. The PMA process is typically more costly, lengthy than the 510(k) clearance process. A PMA application must be supported by extensive data, including, but not limited to, technical, preclinical, clinical trial, manufacturing and labeling data, to demonstrate to the FDA’s satisfaction the safety and efficacy of the device for its intended use.

Radiancy does not currently have any products approved for market through the PMA process. Several products are cleared for market through the 510(k) pathway or are class I products which have been designated as exempt from premarket 510(k) notification requirements.

Radiancy’s failure to comply with U.S. federal, state and foreign governmental regulations could lead to the issuance of warning letters or untitled letters, the imposition of injunctions, suspensions or loss of regulatory clearance or approvals, product recalls, or corrective action, termination of distribution, product seizures or civil penalties. In the most extreme cases, criminal sanctions or closure of the manufacturing facility are possible.

Modifications to Radiancy products may require new 510(k) clearances or PMA approvals, or may require us to cease marketing or recall the modified products until clearances or approvals are obtained.

Any modification to a 510(k)-cleared device that could significantly affect its safety or efficacy, or that would constitute a significant change in its intended use, requires a new 510(k) clearance or, possibly, a PMA. The FDA requires every manufacturer to make this determination in the first instance, but the FDA may review the manufacturer’s decision. Radiancy has made modification to marketed products which it determined do not require new 510(k) clearances, and may make additional such determinations in the future. The FDA may not agree with Radiancy’s decisions regarding whether new clearances or approvals are necessary. If the FDA requires Radiancy to seek 510(k) clearance or a PMA for any modification to a previously cleared product, Radiancy may be required to cease marketing and distributing, or to recall the modified product until Radiancy obtains such clearance or approval, and may be subject to significant regulatory fines or penalties. Further, Radiancy’s products could be subject to recall if the FDA determines, for any reason, that the products are not safe or effective. Any recall or FDA requirement that Radiancy seek additional approvals or clearances could result in significant delays, fines, increased costs associated with modification of a product, loss of revenue and potential operating restrictions imposed by the FDA. New submissions to obtain 510(k) clearance or PMA approval could require additional pre-clinical and/or clinical testing which could be expensive and time consuming.

There is no guarantee that the FDA will grant 510(k) clearance or PMA approval of our future medical products and failure to obtain necessary clearances or approvals for our future products would adversely affect our ability to grow our business.

Some of Radiancy’s new or modified products may require the FDA clearance of a 510(k) notice. In addition some of the products, may require clinical trials to support regulatory approval and we may not successfully complete these clinical trials. The FDA may not approve or clear these products for the indications that are necessary or desirable for successful commercialization. Indeed, the FDA may refuse requests for 510(k) clearance or premarket approval of new products. Failure to receive clearance or approval for new products would have an adverse effect on Radiancy’s ability to expand our business.

Federal regulatory reforms may reduce the profit we are able to earn on the sale of our products.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of medical devices. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. The FDA is currently exploring ways to modify its 510(k) clearance process. In addition, due to changes at the FDA in general, it has become increasingly more difficult to obtain 510(k) clearance as data requirements have increased. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be. However, any changes could make it more difficult for Radiancy to maintain or attain clearance or approval to develop and commercialize our products and technologies.

If required, clinical trials necessary to support a 510(k) notice or PMA application will be expensive and will require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Delays or failures in our clinical trials will prevent us from commercializing any modified or new products and will adversely affect our business, operating results and prospects.

Initiating and completing clinical trials necessary to support a 510(k) notice or a PMA application, will be time consuming and expensive and the outcome uncertain. Moreover, the results of early clinical trials are not necessarily predictive of future results, and any product Radiancy advances into clinical trials may not have favorable results in early or later clinical trials.

Conducting successful clinical studies will require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Patient enrollment in clinical trials and completion of patient participation and follow-up depend on many factors, including the size of the patient population, the nature of the trial protocol, the attractiveness of, or the discomforts and risks associated with, the treatments received by patients enrolled as subjects, the availability of appropriate clinical trial investigators, support staff, and proximity of patients to clinical sites and ability to comply with the eligibility and exclusion criteria for participation in the clinical trial and patient compliance. For example, patients may be discouraged from enrolling in our clinical trials if the trial protocol requires them to undergo extensive post-treatment procedures or follow-up to assess the safety and effectiveness of our products or if they determine that the treatments received under the trial protocols are not attractive or involve unacceptable risks or discomforts. Patients may also not participate in our clinical trials if they choose to participate in contemporaneous clinical trials of competitive products. In addition, patients participating in clinical trials may die before completion of the trial or suffer adverse medical events unrelated to investigational products.

Development of sufficient and appropriate clinical protocols to demonstrate safety and efficacy may be required and Radiancy may not adequately develop such protocols to support clearance and approval. Further, the

FDA may require Radiancy to submit data on a greater number of patients than Radiancy originally anticipated and/or for a longer follow-up period or change the data collection requirements or data analysis for any clinical trials. Delays in patient enrollment or failure of patients to continue to participate in a clinical trial may cause an increase in costs and delays in the approval and attempted commercialization of our products or result in the failure of the clinical trial. The FDA may not consider our data adequate to demonstrate safety and efficacy. Such increased costs and delays or failures could adversely affect our business, operating results and prospects.

The results of Radiancy’s clinical trials may not support our product candidate claims or may result in the discovery of adverse side effects.

Even if any of Radiancy’s clinical trials are completed as planned, Radiancy cannot be certain that study results will support product candidate claims or that the FDA or foreign regulatory authorities will agree with our conclusions regarding them. Success in pre-clinical evaluation and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the later trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our product candidates are safe and effective for the proposed indicated uses, which could cause us to abandon a product candidate and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our product submissions and, ultimately, our ability to commercialize our product candidates and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

If Radiancy fails to comply with ongoing regulatory requirements, or if we experience unanticipated problems with products, these products could be subject to restrictions or withdrawal from the market.

Radiancy’s medical device products, along with the manufacturing processes and promotional activities for such products, are subject to continual review and periodic inspections by the FDA and other regulatory bodies. In particular Radiancy is required to comply with the FDA’s Quality System Regulation, or QSR, which covers the methods and documentation of the design, testing, production, component suppliers control, quality assurance, labeling, packaging, storage and shipping of our products. The FDA enforces the QSR through announced and unannounced inspections. We are also subject to similar state requirements and licenses. Failure by us to comply with statutes and regulations administered by the FDA and other regulatory bodies, discovery of previously unknown problems with our products (including unanticipated adverse events or adverse events of unanticipated severity or frequency), manufacturing problems, or failure to comply with regulatory requirements, or failure to adequately respond to any FDA observations concerning these issues, could result in, among other things, any of the following actions:

•	warning letters or untitled letters issued by the FDA;

•	fines, civil penalties, injunctions and criminal prosecution;

•	unanticipated expenditures to address or defend such actions;

•	delays in clearing or approving, or refusal to clear or approve, our products;

•	withdrawal or suspension of clearance or approval of our products by the FDA or other regulatory bodies;

•	product recall or seizure;

•	orders for physician or customer notification or device repair, replacement or refund;

•	interruption of production; and

•	operating restrictions.

If any of these actions were to occur, it would harm our reputation and adversely affect our business, financial condition, and results of operations.

If Radiancy fails to comply with the FDA’s Quality System Regulations, our manufacturing operations could be interrupted and our product sales and operating results could suffer.

Our finished goods manufacturing processes are required to comply with the FDA’s Quality System Regulations, or QSRs, which cover the procedures and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our devices. The FDA enforces its QSRs through periodic inspections of manufacturing facilities. We and our contract manufacturers have been, and anticipate in the future being, subject to such inspections. If our manufacturing facilities or those of any of our contract manufacturers fail to take satisfactory corrective action in response to an adverse QSR inspection, the FDA could take enforcement action, including any of the following sanctions, which could have a material impact on our operations:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

•	unanticipated expenditures to address or defend such actions

•	customer notifications for repair, replacement, refunds;

•	recall, detention or seizure of our products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusing or delaying our requests for 510(k) clearance or premarket approval of new products or modified products;

•	operating restrictions;

•	withdrawing 510(k) clearances on PMA approvals that have already been granted;

•	refusal to grant export approval for our products; or

•	criminal prosecution.

Radiancy’s medical products may in the future be subject to product recalls that could harm our reputation, business and financial results.

The FDA has the authority to require the recall of commercialized medical device products in the event of material deficiencies or defects in design or manufacture. In the case of the FDA, the authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious injury or death. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our financial condition and results of operations. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA. We may initiate voluntary recalls involving our products in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA could take enforcement action for failing to report the recalls when they were conducted. No recalls of the Radiancy’s medical products have been reported to the FDA.

If Radiancy’s medical products cause or contribute to a death or a serious injury, or malfunction in certain ways, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA medical device reporting regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or one of our similar devices were to recur. If Radiancy fails to report these events to the FDA within the required timeframes, or at all, the FDA could take enforcement action against us. Any such adverse event involving our products also could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

Off-label promotion of Radiancy products or promotional claims deemed false or misleading could subject us to substantial penalties.

Obtaining 510(k) clearance or PMA approval only permits Radiancy to promote our products for the uses specifically cleared by the FDA. Use of a device outside its cleared or approved indications is known as “off-label” use. Physicians and consumers may use Radiancy products off-label because the FDA does not restrict or regulate a physician’s choice of treatment within the practice of medicine nor is there oversight on patient use of over-the-counter devices. Although Radiancy may request additional cleared indications for our current products, the FDA may deny those requests, require additional expensive clinical data to support any additional indications or impose limitations on the intended use of any cleared product as a condition of clearance.

Even if regulatory clearance or approval of a product is granted, such clearance or approval may be subject to limitations on the intended uses for which the product may be marketed and reduce our potential to successfully commercialize the product and generate revenue from the product. If the FDA determines that Radiancy has promoted products for off-label use or have made false or misleading or inadequately substantiated promotional claims, or claims that could potentially change the regulatory status of the product, it could request that Radiancy modify those promotional materials or take regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine and criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an uncleared or unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, we would be subject to extensive fines and penalties and our reputation could be damaged and adoption of our products would be impaired. Product liability claims are expensive to defend and could divert our management’s attention and result in substantial damage awards against us.

Radiancy currently markets the no!no! product for hair removal. Based on previous feedback received from the FDA, this product is not considered a medical device so long as the company does not promote the product for medical claims. Promotion of this product for claims beyond those agreed upon by the FDA may subject the product to regulation by the FDA, and may require clearance of a 510(k) notice to continue marketing the product.

Risk Factors Relating to the Merger

PhotoMedex may not be able to successfully integrate the business of Radiancy and realize the anticipated benefits of the merger.

Realization of the anticipated benefits in the merger will depend on PhotoMedex’s ability to successfully integrate the businesses and operations of PhotoMedex and Radiancy. PhotoMedex will be required to devote significant management attention and resources to integrating its business practices, operations, and support functions. The challenges PhotoMedex may encounter include the following:

•	preserving customer, supplier, and other important relationships and resolving potential conflicts that may arise as a result of the merger;

•	consolidating and integrating duplicative facilities and operations, including back-office systems necessary for internal and disclosure controls and timely financial reporting;

•

addressing differences in business cultures, preserving employee morale, and retaining key employees while maintaining focus on providing consistent, high-quality customer service and meeting the operational and financial goals of PhotoMedex; and

•	adequately addressing business integration issues.

The process of integrating Radiancy’s operations could cause an interruption of, or loss of momentum in, PhotoMedex’s business and financial performance, and in Radiancy’s business and financial performance as well. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies’ operations could have an adverse effect on the business, financial results, financial condition, or stock price of PhotoMedex. The integration process may also result in additional and unforeseen expenses. There can be no assurance that the contemplated operating efficiencies, synergies in technology, and cross-benefits in sales and marketing activities anticipated from the merger will be realized.

PhotoMedex’s ability to use its net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes may be limited as a result of “ownership changes” of PhotoMedex caused by the merger. In addition, the amount of such NOL carryforwards could be subject to adjustment in the event of an IRS examination.

If a corporation undergoes an “ownership change” under Section 382 of the Code, the amount of its pre-change net operating losses, which we refer to in this prospectus as “NOLs”, that may be utilized to offset future taxable income is subject to an annual limitation. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the applicable testing period (generally three years). The annual limitation generally is determined by multiplying the value of the corporation’s stock immediately before the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may, subject to certain limits, be carried over to later years, and the limitation may under certain circumstances be increased by recognized built-in gains or reduced by recognized built-in losses in the assets held by the corporation at the time of the ownership change. Similar rules and limitations may apply for state income tax purposes.

As of December 31, 2010, PhotoMedex had NOL carryforwards for federal income tax purposes, net of existing limitations under Section 382 of the Code, of $121 million. PhotoMedex did not recognize any portion of such NOLs as a deferred tax asset due to uncertainty that there would be future taxable income against which such NOLs could be realized. These NOLs, which for federal income tax purposes expire over the next 20 years, will be subject to an annual limitation under Section 382 of the Code as a result of the merger. Consequently, PhotoMedex’s ability to utilize its pre-change NOLs will be subject to an additional layer of limitations imposed by Section 382 of the Code. PhotoMedex’s use of NOLs arising after the date of the merger, if any, will not be limited unless the combined company experienced a subsequent ownership change after the merger. In addition, the amount of the NOL carryforwards is subject to review and audit by the Internal Revenue Service (the “IRS”). There can be no assurance that the benefit of such NOL carryforwards will be fully realized.

PhotoMedex is expected to incur substantial expenses related to the merger and the integration of Radiancy’s business.

PhotoMedex is expected to incur substantial expenses in connection with the merger and the integration of Radiancy’s business. There are a large number of processes, policies, procedures, operations, technologies, and systems that must be integrated, including purchasing, accounting and finance, sales, payroll, pricing, revenue management, marketing, and benefits. While PhotoMedex has assumed that a certain level of expenses would be incurred, there are many factors beyond its control that could affect the total amount or the timing of the integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. These expenses could, particularly in the near term, exceed the savings that PhotoMedex expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings.

The need to integrate PhotoMedex’s and Radiancy’s respective workforces and other factors of production and distribution following the merger presents the potential for delay in achieving expected efficiencies, synergies and other cross-benefits that could adversely affect PhotoMedex’s operations.

The successful integration of Radiancy and achievement of the anticipated benefits of the merger depend in part on integrating Radiancy’s and PhotoMedex’s employees into a mutually tolerant, collaborative and cross-pollinating team. Failure to do so presents the potential for delays in achieving expected synergies and other benefits of integration that could adversely affect PhotoMedex’s operations.

The combined company may be unable to retain key employees.

The success of PhotoMedex after the merger will depend in part upon its ability to retain key Radiancy and PhotoMedex employees. Key employees may depart either before or after the merger because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with PhotoMedex or Radiancy following the merger. Accordingly, no assurance can be given that PhotoMedex and Radiancy will be able to retain key employees to the same extent as in the past.

Radiancy will incur increased costs as a result of being a majority-owned subsidiary of a public company.

As a result of the merger, Radiancy is now a majority-owned subsidiary of PhotoMedex. Radiancy Ltd., a wholly owned subsidiary of Radiancy, and continued to own 137,056 shares of Radiancy common stock, or approximately 1.8% of Radiancy, immediately following the merger. As a subsidiary of a public company, Radiancy will incur significant legal, accounting and other expenses that it did not incur as a private company. The U.S. Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related rules of the SEC, regulate corporate governance practices of public companies. Radiancy expects that compliance with these public company requirements will increase its costs and make some activities more time-consuming. For example, Radiancy will be subject to PhotoMedex’s internal controls and disclosure controls and procedures. These requirements will require Radiancy to carry out activities it has not done previously. Furthermore, if Radiancy and/or PhotoMedex identify any issues in complying with Radiancy’s requirements (for example, if a material weakness or significant deficiency in internal control over financial reporting is identified), PhotoMedex could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of us.

Risk Factors Relating to an Investment in our Securities

Potential fluctuations in PhotoMedex’s operating results could lead to fluctuations in the market price for PhotoMedex’s common stock.

PhotoMedex’s results of operations are expected to fluctuate significantly from quarter to quarter, depending upon numerous factors, including:

•	the present macro-economic downturn in the global economy and financial industry and governmental monetary and fiscal programs to stimulate better economic conditions;

•	healthcare reform and reimbursement policies;

•	demand for PhotoMedex’s products;

•	changes in PhotoMedex’s pricing policies or those of its competitors;

•	increases in PhotoMedex’s manufacturing costs;

•	the number, timing and significance of product enhancements and new product announcements by PhotoMedex and PhotoMedex’s competitors;

•	the termination or expiration of significant royalty-generating licensing contracts to which PhotoMedex is party;

•

the expiration of certain of PhotoMedex’s patents, the issuance of certain PhotoMedex’s patent applications, and/or if certain of PhotoMedex’s patent applications fail to issue and prosecution has teminated;

•

PhotoMedex’s ability to develop, introduce and market new and enhanced versions of its products on a timely basis considering, among other things, delays associated with the FDA and other regulatory approval processes and the timing and results of future clinical trials;

•	developments in existing or new litigation; and

•	product quality problems, personnel changes and changes in PhotoMedex’s business strategy.

Variations in the above operating factors could lead to significant fluctuations in the market price of PhotoMedex’s stock. PhotoMedex’s quarter-to-quarter operating results could also be affected by the timing and usage of individual laser units in the treatment of patients, since PhotoMedex’s revenue model for the XTRAC system is generally based on a payment-per-usage plan.

PhotoMedex’s stock price has been and continues to be volatile.

The market price for PhotoMedex’s common stock could fluctuate due to various factors. In addition to other factors described in this section, these factors may include, among others:

•	conversion of outstanding stock options or warrants;

•	announcements by PhotoMedex or PhotoMedex’s competitors of new contracts, products, or technological innovations;

•	developments in existing or new litigation;

•	changes in government regulations;

•	fluctuations in PhotoMedex’s quarterly and annual operating results; and

•	general market and economic conditions.

In addition, the stock markets have, in recent years, experienced significant price fluctuations. These fluctuations often have been unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations, as well as economic conditions, have adversely affected, and may continue to adversely affect, the market price of PhotoMedex’s common stock.

Shares eligible for future sale by PhotoMedex’s current or future stockholders may cause PhotoMedex’s stock price to decline.

If PhotoMedex’s stockholders or holders of PhotoMedex’s other securities sell substantial amounts of PhotoMedex’s common stock in the public market, including shares issued in completed acquisitions or upon the exercise of outstanding options and warrants, then the market price of PhotoMedex’s common stock could fall.

Issuance of shares of PhotoMedex’s common stock upon the exercise of options or warrants will dilute the ownership interest of PhotoMedex’s existing stockholders and could adversely affect the market price of PhotoMedex’s common stock.

As of January 4, 2012, PhotoMedex had outstanding stock options to purchase an aggregate of 180,768 shares of common stock and warrants to purchase an aggregate of 1,067,072 shares of common stock. The exercise of the stock options and warrants and the sales of stock issuable pursuant to them would further reduce a stockholder’s percentage voting and ownership interest. Further, the stock options and warrants are likely to be exercised when PhotoMedex’s common stock is trading at a price that is higher than the exercise price of these options and warrants and PhotoMedex would be able to obtain a higher price for PhotoMedex’s common stock than PhotoMedex would receive under such options and warrants. The exercise, or potential exercise, of these options and warrants could adversely affect the market price of PhotoMedex’s common stock and the terms on which PhotoMedex could obtain additional financing. The ownership interest of PhotoMedex’s existing stockholders may be further diluted through adjustments to certain outstanding warrants under the terms of their anti-dilution provisions.

Securities analysts may not initiate coverage for PhotoMedex’s common stock or may issue negative reports and this may have a negative impact on the market price of PhotoMedex’s common stock.

Securities analysts currently do not provide research coverage of PhotoMedex’s common stock. The lack of research coverage may adversely affect the market price of PhotoMedex’s common stock. The trading market for PhotoMedex’s common stock may be affected in part by the research and reports that industry or financial analysts publish about PhotoMedex or PhotoMedex’s business. It may be difficult for companies such as PhotoMedex, with smaller market capitalizations, to attract securities analysts that will cover PhotoMedex’s common stock. If one or more of the analysts who elect to cover PhotoMedex downgrades PhotoMedex’s stock, PhotoMedex’s stock price would likely decline rapidly. If one or more of these analysts ceases coverage of PhotoMedex, PhotoMedex could lose visibility in the market, which in turn could cause PhotoMedex’s stock price to decline. This could have a negative effect on the market price of PhotoMedex’s stock.

Our management will have broad discretion over the use of the proceeds from the sale of the securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

In connection with the sale of securities pursuant to this prospectus and as may be further described in any applicable prospectus supplement, our management will have broad discretion to use the net proceeds from such sale, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds of this offering in ways that increase the value of your investment. Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including capital expenditures, continued product development, sales and marketing initiatives and working capital. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. See “Use of Proceeds.”

PhotoMedex has not paid dividends in the past and does not expect to pay dividends in the future.

PhotoMedex has never declared or paid cash dividends on its capital stock. PhotoMedex currently intends to retain all future earnings for the operation and expansion of its business and, therefore, does not anticipate declaring or paying cash dividends in the foreseeable future. The payment of dividends will be at the discretion of PhotoMedex’s board of directors and will depend on PhotoMedex’s results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payments of dividends present in any of PhotoMedex’s future debt agreements and other factors PhotoMedex’s board of directors may deem relevant. If PhotoMedex does not pay dividends, a return on your investment will only occur if PhotoMedex’s stock price appreciates.

PhotoMedex’s future capital needs could result in dilution of your investment.

PhotoMedex’s board of directors may determine from time to time that there is a need to obtain additional capital through the issuance of additional shares of PhotoMedex’s common stock or other securities. These issuances would likely dilute the ownership interests of PhotoMedex’s current investors and may dilute the net tangible book value per share of PhotoMedex’s common stock. Investors in subsequent offerings may also have rights, preferences and privileges senior to PhotoMedex’s current stockholders which may adversely impact PhotoMedex’s current stockholders.

Our directors, executive officers and principal stockholders could have substantial control over us after this offering and could delay or prevent a change in corporate control.

As of January 4, 2012, our directors, executive officers and holders of more than 5% of our common stock, together with their affiliates, beneficially own, in the aggregate, approximately 51.3% of our outstanding common stock. As a result, these stockholders, if they were to act together, could have significant influence over the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, if they were to act together, could have significant influence over the management and affairs of our company. Accordingly, this concentration of ownership might harm the market price of our common stock by:

•	delaying, deferring or preventing a change in corporate control;

•	impeding a merger, consolidation, takeover or other business combination involving us; or

•	discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of us.

Nevada law and PhotoMedex’s charter documents contain provisions that could delay or prevent actual and potential changes in control, even if they would benefit stockholders.

As of December 30, 2010, PhotoMedex became a corporation chartered in the State of Nevada. PhotoMedex is subject to provisions of the Nevada corporate statutes which prohibit a business combination between a corporation and an interested stockholder, which is generally a stockholder holding 10% or more of a company’s stock. See “ Description of Capital Stock—Anti-takeover Provisions.”

Our articles of incorporation authorize the issuance of preferred shares which may be issued with dividend, liquidation, voting and redemption rights senior to our common stock without prior approval by the stockholders. The preferred stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of preferred stock in one or more series, with such designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution of resolutions.

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our Company or make removal of management more difficult. As a result, the Board of Directors’ ability to issue preferred stock may discourage the potential hostile acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

These and other provisions in the Nevada corporate statutes and our charter documents could delay or prevent actual and potential changes in control, even if they would benefit PhotoMedex’s stockholders.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Incorporated by reference herein is the unaudited pro forma condensed consolidated financial information reflecting the merger of Radiancy and PhotoMedex in a transaction to be accounted for as a reverse acquisition with Radiancy treated as the accounting acquirer. This financial information is included in Exhibit 99.7 of our Current Report on Form 8-K, filed with the Commission on December 16, 2011 and consists of the unaudited pro forma condensed consolidated balance sheet, as of September 30, 2011, the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010 and the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and the related notes of PhotoMedex, included in PhotoMedex’s periodic reports filed with the Commission, and of Radiancy, included in Exhibits 99.5 and 99.6 of our Current Report on Form 8-K, filed with the Commission on December 16, 2011 and incorporated by reference herein. See “Incorporation of Information by Reference.”

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities pursuant to this prospectus for general corporate purposes, including capital expenditures, continued product development, sales and marketing initiatives and working capital. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending the application the net proceeds as described above, the net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purposes.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of January 4, 2012, there were 18,821,728 shares of our common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our articles of incorporation and bylaws and the applicable provisions of the Nevada Revised Statutes (“NRS”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our articles of incorporation and bylaws, and the NRS and such agreement. For information on how to obtain copies of our articles of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Stock

Voting Powers

The outstanding shares of PhotoMedex common stock are fully paid and non-assessable. Except as otherwise provided by law, as set forth in the PhotoMedex articles of incorporation, the holders of common stock will have general voting power on all matters as a single voting group. Holders of PhotoMedex common stock are entitled to one vote, in person or by proxy, for each share held of record on all matters submitted to a vote of the stockholders. Holders of PhotoMedex common stock are not entitled to cumulative voting of their shares in elections of directors.

Dividends

Subject to the provisions of applicable law, including the NRS, the holders of shares of PhotoMedex common stock are entitled to receive, when and as declared by the board of directors, dividends or other distributions (whether payable in cash, property, or securities of PhotoMedex) out of the assets of PhotoMedex legally available for such dividends or other distributions. However, pursuant to the Clutterbuck Agreement, PhotoMedex may not declare or pay dividends to its stockholders until the amounts owed under such agreement have been paid and performed in full and the agreement is terminated.

Preemptive Rights

No holder of shares of any capital stock of PhotoMedex has any preemptive right under the articles of incorporation to subscribe for, purchase, or otherwise acquire shares of any class or series of capital stock of PhotoMedex.

Anti-takeover Provisions

The provisions of NRS 78.378 to NRS 78.3793 are applicable to PhotoMedex. These NRS statutory provisions provide that persons who acquire a “controlling interest” in a company may only be given full voting rights in their shares if such rights are conferred by the disinterested stockholders of the company at an annual or special meeting. However, any disinterested stockholder that does not vote in favor of granting such voting rights is entitled to demand that the company pay fair value for their shares, if the acquiring person has acquired at least a majority of all of the voting power of the company. As such, persons acquiring a controlling interest may not be able to vote their shares. This statute only applies to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered under this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Commission, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

The warrants may be issued independently or together with any common stock, and the warrants may be attached to or separate from the common stock. The warrants may be issued under a warrant agreement that we enter into with a warrant agent, all as shall be set forth in a prospectus supplement relating to the particular series of warrants being offered pursuant to this prospectus and such prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the particular series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the number of warrants issued with each share of common stock;

•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of our common stock, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any. Accordingly, holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notices as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Exercise of Warrants

Each warrant will entitle the holder to purchase shares of our common stock at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. The warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the common stock purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common stock purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectus.

General

We may issue units consisting of shares of common stock and warrants for the purchase of common stock in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may also specify that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to the common stock and warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to best-efforts offerings, underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, in a best-efforts offering the maximum compensation to be received by any FINRA member or independent broker dealer participating in the offering may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Broadridge Corporate Issuer Solutions, Inc., 44 W. Lancaster Ave, Ardmore, PA 19003, and may be reached at (800) 733-1121.

Limited Waiver of Restrictions on Sales of Shares of PhotoMedex Securities Received in the Merger

In connection with the merger between Photomedex, Inc. and Radiancy, Inc., as more fully described and set forth in the Company’s Current Report on Form 8-K, filed on December 16, 2011 and incorporated by reference herein, each director and executive officer of PhotoMedex agreed to enter into a lock-up agreement, pursuant to which they agreed to limit their ability to sell, transfer, or dispose of any PhotoMedex securities for a period of six months following the consummation of the merger. Among those who entered into such lock-up agreements were Christina L. Allgeier and Davis Woodward. In March 2011, Ms. Allgeier and Mr. Woodward were awarded 10,000 and 2,500 shares, respectively, of restricted stock, which became immediately and fully vested, and taxable, on December 13, 2011, the date of the completion of the merger. In connection with the vesting of the foregoing securities, during January 2012, Ms. Allgeier and Mr. Woodward requested and had been granted a waiver from each of their lock-up agreements as well as the Company’s Securities Trading Policy, the latter of which was in a blanket no-sale period, in order to sell 3,800 and 760 shares, respectively, solely in order to satisfy their income tax and other withholding tax obligations arising therefrom; and such sales have taken place.

Investor Registration Rights

As of January 4, 2012, holders of warrants for 40,805 shares of our common stock issuable upon exercise of the warrants were entitled to rights with respect to the registration of those shares of common stock under the Securities Act. If we propose to register any of our securities under the Securities Act, either for our own account or for the account of others, these holders of warrants are entitled to notice of the registration and are entitled to include, at our expense, their shares of common stock in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration and the underwriting. In addition, these holders of warrants may require us, at our expense and subject to certain limitations, to file a registration statement under the Securities Act with respect to their shares of our common stock. We may, from time to time, request that these holders of warrants waive their rights with respect to the registration of the underlying shares of common stock under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Woodburn and Wedge, Reno, Nevada.

EXPERTS

The consolidated financial statements of PhotoMedex as of December 31, 2010 and for the year ended December 31, 2010 included in PhotoMedex’s Annual Report on Form 10-K filed for the year ended December 31, 2010, which are incorporated by reference with this Registration Statement have been audited by EisnerAmper LLP, independent registered public accounting firm, as set forth in their report thereon, including therein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

On August 16, 2010, PhotoMedex was notified that Amper, Politziner & Mattia, LLP had combined its practice with that of Eisner LLP and the name of the combined practice operates under the name EisnerAmper LLP.

The consolidated financial statements of PhotoMedex as of December 31, 2009 and for each of the two years in the period ended December 31, 2009 included in PhotoMedex’s Annual Report on Form 10-K for the year ended December 31, 2010, which are incorporated by reference with this Registration Statement have been audited by Amper, Politziner & Mattia, LLP, independent registered public accounting firm, as set forth in their report herein, including therein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited consolidated financial statements of Radiancy Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file reports, proxy statements and other documents with the Commission. You may read and copy any document we file at the Commission’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Commission’s Public Reference Room at prescribed rates. You should call 1-800-SEC-0330 for more information on the Commission’s Public Reference Room. Our filings are also available to you free of charge at the SEC’s Internet website at http://www.sec.gov. Most of our filings are also available to you free of charge at our Internet website at http://www.photomedex.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

INCORPORATION OF INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the Commission. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus, while information that we file later with the Commission will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the Commission (Commission File No. 000-11635):

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011;

•	Our Current Reports on Form 8-K filed with the Commission on May 23, 2011, June 3, 2011, July 8, 2011, November 4, 2011, December 16, 2011 and January 25, 2012; and

•

The description of our common stock contained in our registration statements filed on Form 8-A under the Securities Exchange Act of 1934 including any amendments or reports filed for the purpose of updating that description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the Commission. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should address written requests for documents to PhotoMedex, Inc., Attention: Dennis M. McGrath, President, Chief Financial Officer and Treasurer, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, (215) 369-3600. These documents are also available from our website at www.photomedex.com under Investor Relations, then SEC Filings. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

2,082,522 shares

PhotoMedex, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Canaccord Genuity

Co-Manager

Maxim Group LLC

April 23, 2012